UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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CINEDIGM CORP.

(Name of Registrant As Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy statement, if Other Than the Registrant)

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CINEDIGM CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On December 4, 2019

Dear Fellow Stockholders:

We invite you to attend the 2019 Annual Meeting of Stockholders of Cinedigm Corp., a Delaware corporation (the “Company”), which will be held on December 4, 2019, at 2:00 p.m., local time (the “Annual Meeting”), at the offices of Kelley Drye & Warren LLP, 10100 Santa Monica Boulevard, Suite 2300, Los Angeles, California 90067. At the Annual Meeting, you will be asked to vote on the following proposals (as more fully described in the Proxy Statement accompanying this Notice):

1.	To elect six (6) members of the Company’s Board of Directors to serve until the 2020 Annual Meeting of Stockholders (or until successors are elected or directors resign or are removed).

2.	To approve, by non-binding advisory vote, executive compensation.

3.	To determine the frequency of future stockholder advisory votes on executive compensation;

4.	To approve an amendment to the Company's 2017 Equity Incentive Plan to increase the total number of shares of Class A Common Stock available for issuance thereunder.

5.	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020.

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on October 8, 2019 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

YOUR VOTE IS VERY IMPORTANT. WE HOPE YOU WILL ATTEND THIS ANNUAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES VIA THE INTERNET OR THE TOLL-FREE NUMBER AS DESCRIBED IN THE ENCLOSED MATERIALS. IF YOU RECEIVED A PROXY CARD BY MAIL, PLEASE SIGN, DATE AND RETURN IT IN THE ENVELOPE PROVIDED. IF YOU RECEIVED MORE THAN ONE PROXY CARD, IT IS AN INDICATION THAT YOUR SHARES ARE REGISTERED IN MORE THAN ONE ACCOUNT. PLEASE COMPLETE, DATE, SIGN AND RETURN EACH PROXY CARD YOU RECEIVE. IF YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, YOUR VOTE BY PROXY WILL NOT BE USED.

BY ORDER OF THE BOARD OF DIRECTORS

Christopher J. McGurk
Chairman of the Board of Directors

New York, New York

Date: October 22, 2019

CINEDIGM CORP.

45 West 36th Street, 7th Floor

New York, New York 10018

_________________________________

PROXY STATEMENT

_________________________________

2019 ANNUAL MEETING OF STOCKHOLDERS

December 4, 2019

GENERAL

This Proxy Statement is being furnished to the stockholders of CINEDIGM CORP. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”). The proxies are for use at the 2019 Annual Meeting of Stockholders of the Company to be held on December 4, 2019, at 2:00 p.m., local time, or at any adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held at the offices of Kelley Drye & Warren LLP, 10100 Santa Monica Boulevard, Suite 2300, Los Angeles, California 90067. The Company’s telephone number is (212) 206-8600.

The shares represented by your proxy will be voted at the Annual Meeting as therein specified (if the proxy is properly executed and returned, and not revoked).

The shares represented by your proxy will be voted as indicated on your properly executed proxy. If no directions are given on the proxy, the shares represented by your proxy will be voted:

FOR the election of the director nominees named herein (Proposal One), unless you specifically withhold authority to vote for one or more of the director nominees, if you are a record holder of your shares. If you hold your shares through a broker in “street name,” your broker will not be allowed to vote on Proposal One unless you direct your broker as to such vote.

FOR the approval of the non-binding advisory vote on executive compensation (Proposal Two).

FOR a frequency of “1 YEAR” for future stockholder advisory votes on executive compensation (Proposal Three).

FOR authorizing an amendment to the Company's 2017 Equity Incentive Plan to increase the total number of shares of Class A Common Stock available for issuance thereunder. (Proposal Four).

FOR ratifying the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020 (Proposal Five).

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board may recommend.

These proxy solicitation materials are first being mailed to the stockholders on or about October 22, 2019.

VOTING SECURITIES

Stockholders of record at the close of business on October 8, 2019 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 39,689,387 shares of the Company’s Class A Common Stock, $0.001 par value (“Class A Common Stock”), were issued and outstanding.

Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held as of the Record Date.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

A majority of the aggregate voting power of the outstanding shares of Class A Common Stock as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the aggregate voting power of the shares of Class A Common Stock present, in person and by proxy, at the Annual Meeting does not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares of Class A Common Stock that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the Annual Meeting for purposes of establishing a quorum. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” with respect to a matter will also be treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter. Abstentions will be counted for purposes of quorum and will have the same effect as a vote “AGAINST” a proposal.

Broker non-votes (i.e., votes for shares of Class A Common Stock held as of the Record Date by brokers or other custodians as to which the beneficial owners have given no voting instructions) will be counted as “shares present” at the Annual Meeting for purposes of determining the presence or absence of a quorum for the transaction of business so long as the broker can vote on any proposal being considered. However, brokers cannot vote on their clients’ behalf on “non-routine” proposals for which they have not received voting instructions from their clients for such proposals. The vote on Proposals One, Two, Three and Four are considered “non-routine.” Accordingly, broker non-votes will not have any effect with respect to Proposals One, Two, Three, and Four as shares that constitute broker non-votes are not considered entitled to vote on these matters.

Brokers do have authority to vote uninstructed shares for or against “routine” proposals. Proposal Five constitutes a “routine” proposal. Accordingly, a broker may vote uninstructed shares “FOR” or “AGAINST” Proposal Five.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be included in the Company’s Proxy Statement to be issued in connection with the 2020 Annual Meeting of Stockholders, such stockholder proposal must be received by the Company no later than June 24, 2020. Any such stockholder proposal submitted, including any accompanying supporting statement, may not exceed 500 words, as per Rule 14a-8(d) of the Exchange Act. Any such stockholder proposals submitted outside the processes of Rule 14a-8 promulgated under the Exchange Act, which a stockholder intends to bring forth at the Company’s 2020 Annual Meeting of Stockholders, will be untimely for purposes of Rule 14a-4 of the Exchange Act if received by the Company after September 6, 2020. All stockholder proposals must be made in writing addressed to the Company’s Secretary, Mr. Loffredo, at 45 West 36th Street, 7th Floor, New York, New York 10018.

REVOCABILITY OF PROXY

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company’s Secretary, Mr. Loffredo, a written notice of revocation, a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

DISSENTERS’ RIGHT OF APPRAISAL

Under Delaware General Corporation Law and the Company’s Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), stockholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted upon at the Annual Meeting.

SOLICITATION

Proxies may be solicited by certain of the Company’s directors, executive officers and regular employees, without additional compensation, in person, or by telephone, e-mail or facsimile. The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms, banks, custodians and other persons representing beneficial owners of shares of Class A Common Stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners.

Some banks, brokers and other record holders have begun the practice of “householding” notices, proxy statements and annual reports. “Householding” is the term used to describe the practice of delivering a single set of notices, proxy statements and annual reports to any household at which two or more stockholders reside if a company reasonably believes the stockholders are members of the same family. This procedure reduces the volume of duplicate information stockholders receive and also reduces a company’s printing and mailing costs. The Company will promptly deliver an additional copy of any such document to any stockholder who writes or calls the Company. Alternatively, if you share an address with another stockholder and have received multiple copies of our notices, proxy statements and annual reports, you may contact us to request delivery of a single copy of these materials. Any such written request should be directed to Investor Relations at 45 West 36th Street, 7th Floor, New York, New York 10018 or (212) 206-8600.

AVAILABILITY OF PROXY MATERIALS

Our proxy materials are primarily available to stockholders on the Internet, as permitted by the rules of the Securities and Exchange Commission (the “SEC”). A Notice of Internet Availability of Proxy Materials will be mailed to stockholders beginning approximately October 22, 2019, and this Proxy Statement and form of proxy, together with our Annual Report on Form 10-K, are first being made available to stockholders beginning approximately October 22, 2019. The Annual Report, which has been posted along with this Proxy Statement, is not a part of the proxy solicitation materials. Upon receipt of a written request, the Company will furnish to any shareholder, without charge, a copy of such Annual Report (without exhibits). Upon request and payment of $0.10 (ten cents) per page, copies of any exhibit to such Annual Report will also be provided. Any such written request should be directed to the Company’s Secretary at 45 West 36th Street, 7th Floor, New York, New York 10018 or (212) 206-8600. These documents are also included in our filings with the SEC, which you can access electronically at the SEC's website at http://www.sec.gov.

ELECTRONIC ACCESS TO PROXY MATERIALS

This year we are pleased to apply the SEC rule that allows companies to furnish proxy materials to stockholders primarily over the Internet. We believe this method should expedite receipt of your proxy materials, lower costs of our Annual Meeting and help conserve natural resources. We encourage you to vote via the Internet by following the links to the Proxy Statement and Annual Report, which are both available at www.proxyvote.com. This Proxy Statement and the Annual Report are also available on the Company’s website at http://www.cinedigm.com/.

PROPOSAL ONE
ELECTION OF DIRECTORS

The Board currently consists of six (6) directors. All of the current members of the Board have been nominated for re-election. Stockholders and their proxies cannot vote for more than six (6) nominees at the Annual Meeting. Each nominee has consented to being named as a nominee for election as a director and has agreed to serve if elected; however, if a nominee should withdraw his or her name from consideration for any reason or otherwise become unable to serve before the Annual Meeting, the Board reserves the right to substitute another person as nominee, and the persons named on your proxy card as proxies will vote for any substitute nominated by the Board. At the Annual Meeting, directors will be elected to serve one-year terms expiring at the next annual meeting of stockholders or until their successors are elected or until their earlier resignation or removal. This Proposal One relates to the election of directors to take effect immediately upon the Annual Meeting.

The directors shall be elected by a majority of the Votes Cast at the Annual Meeting in accordance with our by-laws. If any nominee is not available for election at the time of the Annual Meeting (which is not anticipated), the proxy holders named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election of such other person as the existing Board may recommend, unless the Board decides to reduce the number of directors of the Company. Certain information about the nominees to the Board is set forth below.

Christopher J. McGurk, 62, has been the Company’s Chief Executive Officer and Chairman of the Board since January 2011. Mr. McGurk was the founder and Chief Executive Officer of Overture Films from 2006 until 2010 and also the Chief Executive Officer of Anchor Bay Entertainment, which distributed Overture Films’ products to the home entertainment industry. From 1999 to 2005, Mr. McGurk was Vice Chairman of the Board and Chief Operating Officer of Metro-Goldwyn-Mayer Inc. (“MGM”), acting as the company’s lead operating executive until MGM was sold for approximately $5 billion to a consortium of investors. Mr. McGurk joined MGM from Universal Pictures, where he served in various executive capacities, including President and Chief Operating Officer, from 1996 to 1999. From 1988 to 1996, Mr. McGurk served in several senior executive roles at The Walt Disney Studios, including Studios Chief Financial Officer and President of The Walt Disney Motion Picture Group. Mr. McGurk has previously served on the boards of BRE Properties, Inc., DivX Inc., DIC Entertainment, Pricegrabber.com, LLC and MGM Studios, Inc. Mr. McGurk’s extensive career in various sectors of the theatrical production and exhibition industry will provide the Company with the benefits of his knowledge of and experience in this field, as well as his wide-spread contacts within the industry.

Peter C. Brown, 61, has been a member of the Board since September 2010. He is Chairman of Grassmere Partners, LLC, a private investment firm, which he founded in 2009. Prior to founding Grassmere Partners, Mr. Brown served as Chairman of the Board, Chief Executive Officer and President of AMC Entertainment Inc. (“AMC”), one of the world’s leading theatrical exhibition companies, from July 1999 until his retirement in February 2009. He joined AMC in 1990 and served as AMC’s President from January 1997 to July 1999 and Senior Vice President and Chief Financial Officer from 1991 to 1997. Mr. Brown currently serves on the board of EPR Properties (NYSE: EPR), a specialty real estate investment trust (REIT). Mr. Brown also serves as a director of CenturyLink (NYSE: CTL), a global leader in communications, hosting, cloud and IT services. Past additional public company boards include: National CineMedia, Inc., Midway Games, Inc., LabOne, Inc., and Protection One, Inc. Mr. Brown’s extensive experience in the theatrical exhibition and entertainment industry and other public company boards provides the Board with valuable knowledge and insight relevant to the Company’s business.

Peng Jin, 43, has been a member of the Board since November 2017. Mr. Jin has been a managing partner of Bison Capital Holding Company Limited (“Bison”) since August 2014, and a director since March 2017. From 2008 to 2014, Mr. Jin served as a partner of Keystone Ventures. Mr. Jin is a designee of Bison in connection with the Stock Purchase Agreement (the “Bison Agreement”) dated as of June 29, 2017, by and between the Company and Bison Entertainment Investment Limited, a wholly owned subsidiary of Bison. Mr. Jin brings to the Board investment experience, including in the media industry, in the United States and in China.

Patrick W. O’Brien, 73, has been a member of the Board since July 2015. He currently serves as the Managing Director & Principal of Granville Wolcott Advisors, a company he formed in 2009 which provides business consulting, due diligence and asset management services for public and private clients. From 2005 to 2009, Mr. O’Brien was a Vice President - Asset Management for Bental-Kennedy Associates Real Estate Counsel where he represented pension fund ownership interests in hotel real estate investments nationwide. Mr. O’Brien also serves on the board of directors of LVI Liquidation Corp., Creative Realities, Inc., and Fit Boom Bah. During the past five years, Mr. O’Brien served on the boards of ICPW Liquidation Trust and Merriman Holdings, Inc. Mr. O’Brien joined the Board as a designee of Ronald L. Chez pursuant to the Settlement Agreement dated as of July 30, 2015 among the Company and certain stockholders party thereto. He brings to the Board his seasoned executive and business expertise in private and public companies with an emphasis on financial analysis and business development.

Zvi M. Rhine, 40, has been a member of the Board since July 2015. He is the principal and managing member of Sabra Capital Partners which he founded in 2012, a multi-strategy hedge fund that focuses on event-driven, value and special situations investments primarily in North America. He was previously Vice President at The Hilco Organization from 2009 to 2012 and has also served in various roles at Boone Capital, Banc of America Securities and Piper Jaffray. Mr. Rhine also serves as the CFO and a director of Global Healthcare Real Estate Investment Trust. Mr. Rhine brings to the Board extensive experience in the securities industry.

Peixin Xu, 47, has been a member of the Board since November 2017. Mr. Xu founded Bison, an investment company with a focus on the media and entertainment, healthcare and financial service industries in 2014 and has been serving as a partner and director since then. From 2013 to the present, Mr. Xu has been serving on the board of directors of Airmedia Group Inc. (Nasdaq: AMCN). Mr. Xu is a designee of Bison in connection with the Bison Agreement. Mr. Xu brings to the Board investment experience, including in the media industry, in the United States and in China.

In connection with the consummation of the transactions contemplated by the Bison Agreement, certain members of the Board and management, representing approximately 4.1% of the shares of Class A common stock available to be voted at the Annual Meeting, agreed to vote shares of Common Stock owned or controlled by each such holder in favor of Bison’s designees to the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

PROPOSAL TWO

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

SEC rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 (the “Dodd-Frank Act”), enable our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

As described in detail in the section entitled “Compensation Discussion and Analysis”, we believe that executive compensation should be focused on promoting Company performance and stockholder value. To achieve these goals our executive compensation program emphasizes pay for performance and aligning the interests of our executives with those of our stockholders through the use of long-term incentives and the encouragement of equity ownership. In addition, our executive compensation program is designed to allow us to recruit, retain and motivate employees who play a significant role in our current and future success. Please read the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the other related tables and accompanying narrative for a detailed description of the fiscal year 2019 compensation of our named executive officers. We believe that the 2019 compensation of each of our named executive officers was reasonable and appropriate and aligned with the Company’s 2019 results and the achievement of the objectives of our executive compensation program.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our named executive officers. This vote is advisory only and is not binding on the Company or the Board. Although the vote is non-binding, our Board values the opinions of our stockholders and the Board and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers.

This proposal requires approval by a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote thereat.

Accordingly, we ask our stockholders to vote in favor of the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

THE BOARD RECOMMENDS A VOTE “FOR” APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL THREE

ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Act, we are providing our stockholders with a non-binding advisory vote on whether future advisory votes on executive compensation of the nature reflected in Proposal Two above should occur every one year, two years or three years.

After careful consideration, the Board has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time and recommends that stockholders vote for future advisory votes on executive compensation to occur every year. Voting every year, rather than every two or three years, will provide stockholders with the opportunity to review the Company’s compensation program annually and make any desired adjustments, rather than waiting for two or three years to make any desired changes.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY YEAR.

PROPOSAL FOUR

AMENDMENT TO 2017 EQUITY INCENTIVE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES OF CLASS A COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER

Our Board adopted the Company's 2017 Equity Incentive Plan ("the Plan"), on August 7, 2017 and, in on August 31, 2017, our stockholders approved the Plan at an annual meeting of stockholders. Under the Plan, we may grant incentive and nonqualified stock options, stock, restricted stock, restricted stock units ("RSUs"), stock appreciation rights ("SARs"), performance awards including performance stock units (“PSUs”) and other equity-based awards. The Plan is administered by the Compensation Committee and currently has an expiration date of August 31, 2027.

The Plan currently authorizes up to 2,098,270 shares of the Company's Class A Common Stock for issuance pursuant to awards made under the Plan. The Company believes that the availability of an additional 2,000,000 shares of the Company's Class A Common Stock under the Plan is in the best interests of the Company and its stockholders because the availability of an adequate equity incentive program is an important factor in attracting and retaining qualified officers, directors and employees essential to the success of the Company (whether through acquisitions or otherwise) and in aligning their long-term interests with those of the stockholders. The increase in the number of shares of Class A Common Stock available for issuance under the Plan will permit the Company to continue the operation of the Plan for the benefit of new participants (either new hires to current operations or employees of acquired companies), as well as to allow additional awards to current participants. Participants under the Plan may include officers, directors and employees of the Company, as well as consultants to the Company under certain circumstances.

Pursuant to this proposal, in the form of the amendment attached hereto as Appendix A, the Board proposes to amend the Plan to increase the number of shares of Class A Common Stock authorized for issuance under the Plan from 2,098,270 to 4,098,270.

This proposal requires approval by a majority of the Votes Cast at the Annual Meeting. If approved by stockholders, the proposed amendment to the Plan would become effective promptly after such approval. As of October 15, 2019, 235,862 shares had been issued under the Plan (upon stock grants and settlements of RSU grants) and PSU grants under the Plan covering 1,361,867 shares of Class A Common Stock were outstanding, all of which may be settled in cash or in shares of Class A Common Stock at the company’s discretion. If all such PSU grants are settled in cash, only 1,862,408 shares would remain available for future grants under the Plan. If the proposed amendment to the Plan is not approved, the Plan will continue as currently in effect unless and until otherwise amended in accordance with its terms.

Administration

The Compensation Committee administers the Plan. The Compensation Committee has the authority to select the individuals who will participate in the Plan (“Participants”) and to grant options, SARs, restricted stock and restricted stock units, performance shares and performance units and cash-based and other stock-based awards upon such terms (not inconsistent with the terms of the Plan) as the Compensation Committee considers appropriate. In addition, the Compensation Committee has complete authority to interpret all provisions of the Plan, to prescribe the form of notices or agreements evidencing awards under the Plan (each, an “Award Agreement”), to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan and to make all other determinations necessary or advisable for the administration of the Plan, including revising the terms of the Plan as they apply to non-U.S. employees, to comply with local law.

The Compensation Committee may delegate its authority to administer the Plan to one of the Company’s officers. The Compensation Committee, however, may not delegate its authority with respect to individuals who are subject to Section 16 of the Exchange Act. As used in this summary, the term “Administrator” means the Compensation Committee and any delegate, as appropriate.

Eligibility

Any employee of the Company or an affiliate is eligible to participate in the Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or its affiliates. A non-employee director of the Company or other third-party service provider to the Company may also be granted awards under the Plan so long as they do not promote or maintain a market for the Company’s securities and their services are not in connection with the Company’s offering securities in a capital raising transaction. The Company is not able to estimate the number of individuals that the Administrator will select to participate in the Plan or the type or size of awards that the Administrator will approve. Therefore, the benefits to be allocated to any individual or to various groups of individuals are not presently determinable.

Non-employee Director Awards

If the Plan is approved by stockholders, it is anticipated that each non-employee director will receive, following the date of each annual meeting of stockholders, a restricted stock award valued at $50,000, based on the fair market value of the Company’s Class A Common Stock as of the last trading date of the quarter during which the annual meeting occurs. These restricted stock awards will vest on a quarterly basis, so long as the director remains continuously in office. Non-employee directors will also be eligible to receive other types of awards under the Plan, but such awards are discretionary.

Awards

Options. Options granted under the Plan may be incentive stock options (“ISOs”) or nonqualified stock options. An option entitles the Participant to purchase shares of Class A Common Stock from the Company at the option price. The option price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than the per share fair market value on the date of grant (or, with respect to ISOs, in the case of a holder of more than 10 percent of outstanding voting securities, 110 percent of the per share fair market value). The option price may be paid in cash, a cash equivalent acceptable to the Administrator, with shares of Class A Common Stock, by a cashless broker-assisted exercise, or a combination thereof, or any other method accepted by the Compensation Committee.

Options may be exercised in whole or in part at such times and subject to such conditions as may be prescribed by the Administrator, provided that an option shall be exercisable after a period of time specified by the Administrator which may not be less than one year, except as the Administrator may provide in an Award Agreement. The maximum period in which an option may be exercised will be fixed by the Administrator at the time the option is granted but cannot exceed 10 years (five years for ISOs granted to a holder of more than 10 percent of the Company’s outstanding voting securities). The Award Agreement will set forth the extent to which a Participant may exercise the option following termination of employment (which for non-employee directors and other third-party service providers shall mean a termination of the performance of services to the Company; references in this description of the new Plan to a “termination of employment” shall mean a termination of the performance of services where the award holder is a non-employee director or other third-party service provider to the Company). No employee may be granted ISOs that are first exercisable in a calendar year for Common Stock having an aggregate fair market value (determined as of the date the option is granted) exceeding $100,000.

SARs. Under the Plan, a stock appreciation right (“SAR”) generally entitles the Participant to receive with respect to each share of Class A Common Stock encompassed by the exercise of the SAR, the excess of the fair market value of a share of Common Stock on the date of exercise over the initial value of the SAR. The initial value of the SAR is the fair market value of a share of Class A Common Stock on the date of grant.

SARs may be exercised at such times and subject to such conditions as may be prescribed by the Administrator, provided that an SAR shall be exercisable after a period of time specified by the Administrator which may not be less than one year, except as the Administrator may provide in an Award Agreement. The maximum period in which an SAR may be exercised will be fixed by the Administrator at the time the SAR is granted, but cannot exceed 10 years for awardees within the U.S. The Award Agreement shall set forth the extent to which a Participant may exercise the SAR following termination of employment. The amount payable upon the exercise of an SAR may, in the Administrator’s discretion, be settled in cash, Class A Common Stock, or a combination thereof, or any other manner approved by the Administrator. The form in which the SAR will be paid out to a Participant after exercise, as well as any conditions on any shares of Class A Common Stock received upon exercise of an SAR, will be set forth in the Award Agreement pertaining to the SAR grant.

Restricted Stock and Restricted Stock Units. The Plan permits the grant of restricted stock and restricted stock units. Restricted stock units are similar to restricted stock except that no shares of Class A Common Stock are actually granted on the grant date of the award. An award of restricted stock or restricted stock units will be forfeitable, or otherwise restricted, until conditions established at the time of the grant are satisfied. These conditions may include, for example, a requirement that the Participant complete a specified period of service or the attainment of certain performance objectives. Any restrictions imposed on an award of restricted stock or restricted stock units will be prescribed by the Administrator. Restricted stock and restricted stock units shall vest over a period of at least one year, except as the Administrator may provide in an Award Agreement. The Award Agreement shall set forth the extent to which a Participant may retain restricted stock or restricted stock units following termination of employment. Restricted stock will become freely transferrable by the Participant after all conditions and restrictions have been satisfied. Vested restricted stock units may, in the Administrator’s discretion, be settled in cash, Class A Common Stock, or a combination of cash and Class A Common Stock or any other manner approved by the Administrator.

Performance Units and Performance Shares. The Plan provides for the award of performance units and performance shares. A performance share award entitles a Participant to receive a payment equal to the fair market value of a specific number of shares of Class A Common Stock. A performance unit award is similar to a performance share award except that a performance unit award is not necessarily tied to the value of Class A Common Stock. The Administrator will prescribe the conditions that must be satisfied before an award of performance units or performance shares is earned. These conditions may include, for example, a requirement that the Participant complete a specified period of service or the attainment of certain performance objectives which, under the terms of the Plan, must be for a period of at least one year, except as the Administrator may provide in an Award Agreement. The Award Agreement shall set forth the extent to which a Participant may retain performance units and performance shares following termination of employment. To the extent that performance units or performance shares are earned and vested, the obligation may be settled in cash, Class A Common Stock or a combination of cash and Class A Common Stock. If the award is settled in shares of Class A Common Stock, the shares may be subject to additional restrictions deemed appropriate by the Administrator.

Cash-Based and Other Stock-Based Awards. The Plan also allows the Administrator to make cash-based and other stock and equity-based awards to Participants on such terms and conditions as the Administrator prescribes. The Award Agreement shall set forth the extent to which a Participant may retain cash-based and other stock and equity-based awards following termination of employment. To the extent that any cash-based and other stock and equity-based awards are granted, they may, in the Administrator’s discretion, be settled in cash or Class A Common Stock.

Compliance with Section 162(m). It is intended that unless otherwise provided by the Compensation Committee, awards determined in accordance with the Plan shall be excluded from the deduction limitations contained in Section 162(m) of the Code. Therefore, subject to the Compensation Committee's determination that an award does not need to meet the “performance-based” compensation exception contained in Section 162(m), if any Plan provision is found not to be in compliance with the such exception, that provision shall be deemed amended so that the Plan does so comply to the extent permitted by law and deemed advisable by the Compensation Committee, and in all events the Plan shall be construed in favor of its meeting the “performance-based” compensation exception contained in Section 162(m).

Transferability

In general, awards available under the Plan will be nontransferable except by will or the laws of descent and distribution.

Performance Objectives

The Compensation Committee may prescribe that (1) an option or SAR is exercisable, (2) an award of restricted stock or restricted stock units is vested or transferable or both, (3) performance units or performance shares are earned, or (4) payment under a cash-based or other stock-based award is earned, only upon the attainment of certain performance objectives. Such performance objectives may be used to measure the performance of any Participant, the Company, an affiliate, a subsidiary, as a whole or any business unit or line of business, or any combination thereof. The performance objectives may be measured on an absolute, gross, total, net per share, average, adjusted or relative basis (or measure based on changes therein), including as compared to the performance of a group of comparator companies or index. The performance objectives will be based on one or more of (a) net earnings or net income (before or after taxes); (b) earnings per share (basic or diluted); (c) net sales or revenue growth; (d) net operating profit; (e) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); (f) cash flow (including, but not limited to, throughput, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (g) earnings before or after taxes, interest, depreciation, and/or amortization; (h) earnings before taxes; (i) gross or operating margins; (j) corporate value measures; (k) capital expenditures; (l) unit volumes; (m) productivity ratios; (n) share price (including, but not limited to, growth measures and total shareholder return); (o) cost or expense; (p) margins (including, but not limited to, debt or profit); (q) operating efficiency; (r) market share; (s) customer satisfaction; (t) working capital targets or any element thereof; (u) economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (v) health, safety and environmental performance; (w) corporate advocacy metrics; (x) strategic milestones (including, but not limited to, debt reduction, improvement of cost of debt, equity or capital, completion of projects, achievement of synergies or integration objectives, or improvements to credit rating, inventory turnover, weighted average cost of capital, implementation of significant new processes, productivity or production, product quality, and any combination of the foregoing); (y) strategic sustainability metrics (including, but not limited to, corporate governance, enterprise risk management, employee development, and portfolio restructuring); and (z) stockholder equity or net worth.

Change in Control

Unless otherwise provided in an Award Agreement, upon a Change in Control of the Company the following shall occur:

•	Unearned performance awards shall be (i) earned on a pro-rata basis at the higher of actual or target performance and (ii) measured as of the end of the calendar quarter before the change in control date or, if the award is stock-price based, as of the effective date of the change in control;

•	Earned but unvested performance awards shall be immediately vested and payable as of the change in control;

•	For awards other than performance awards, a Replacement Award (that is, a comparable award from the surviving entity after the change in control) may be issued.

•	If a Replacement Award is not issued, awards shall be immediately payable or exercisable.

•	Other than with respect to outstanding performance awards, the Compensation Committee may cancel outstanding awards and award holders will receive shares or cash equal to the difference between the payments shareholders receive in connection with the change in control and the purchase price per share, if any.

To the extent the Class A Common Stock continues to be publically traded after a qualifying change in control, awards that are not performance awards shall continue under their applicable terms.

Except as may be provided in a severance compensation agreement between the Company and the Participant, if, in connection with a change in control, a Participant’s payment of any awards will cause the Participant to be liable for federal excise tax levied on certain “excess parachute payments,” then either (i) all payments otherwise due; or (ii) the reduced payment amount to avoid an excess parachute payment, whichever will provide the Participant with the greater after-tax economic benefit taking into account any applicable excise tax, shall be paid to the Participant, and in no event will any Participant be entitled to receive any kind of gross-up payment or reimbursement for any excise taxes payable in connection with change in control payments.

Share Authorization

The maximum aggregate number of shares of Class A Common Stock that may be issued under the Plan, consisting of Class A Common Stock issued and Class A Common Stock underlying outstanding awards granted on or after the date the Plan is approved by shareholders, is 2,098,270 shares, which includes 118,270 unused shares carried over from the 2000 Equity Incentive Plan. This limitation will be adjusted as the Compensation Committee determines is appropriate in the event of a change in the number of outstanding shares of Class A Common Stock by reason of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event. The terms of outstanding awards and the limitations on individual grants also will be adjusted as the Compensation Committee determines is appropriate to reflect such changes.

If an award entitles the holder to receive or purchase shares of Class A Common Stock, the shares covered by such award or to which the award relates shall be counted against the aggregate number of shares available for awards under the Plan as follows:

• With respect to any awards, the number of shares available for awards shall be reduced by one share for each share covered by such award or to which the award relates; and

 • Awards that do not entitle the holder to receive or purchase shares and awards that are settled in cash shall not be counted against the aggregate number of shares available for awards under the Plan.

In addition, any shares related to awards which terminate by expiration, forfeiture, cancellation, or otherwise without issuance of shares shall be available again for grant under the Plan.

In no event, however, will the following shares again become available for awards or increase the number of shares available for grant under the Plan: (i) shares tendered by the Participant in payment of the exercise price of an option; (ii) shares withheld from exercised awards for tax withholding purposes; (iii) shares subject to a SAR that are not issued in connection with the settlement of that SAR; and (iv) shares repurchased by the Company with proceeds received from the exercise of an option.

Individual Limitations

No individual may be granted or awarded in any calendar year options or SARs covering more than 400,000 shares of Class A Common Stock in the aggregate. In addition, no individual in any calendar year may be awarded, in the aggregate, restricted stock or restricted stock units, performance shares or performance units or cash-based or other stock-based awards (other than stock options or SARs) covering more than 400,000 shares of Class A Common Stock, and the maximum number of shares that may be issued in the aggregate to all non-employee directors in any one year is 300,000. With respect to awards that are performance based and payable other than in shares of Class A Common Stock, the maximum amount payable to an individual, in any year, is $5,000,000.

Amendment and Termination

No award may be granted under the Plan after 10 years from the date the Plan is approved by stockholders. The Compensation Committee, may, without further action by stockholders, amend or terminate the Plan or an Award Agreement in whole or in part including adjustments in the terms and conditions of an Award in recognition of unusual or nonrecurring events, except that no material amendment of the Plan, or an amendment that increases the number of shares of Class A Common Stock that may be issued under the Plan or otherwise requires stockholder approval under applicable rules or law, will become effective, and no option or SAR will be repriced, replaced, repurchased (including a cash buyout), or regranted through cancellation, unless and until approved by stockholders. Any amendment of the Plan must comply with the rules of the NASDAQ and shall not have any material adverse effect with respect to any previously granted Award absent written consent of the Award holder.

Federal Income Tax Consequences

The Company has been advised by counsel regarding the federal income tax consequences of the Plan. No income is recognized by a Participant at the time an option or SAR is granted. If the option is an ISO, no income will be recognized upon the Participant’s exercise of the option (except that the alternative minimum tax may apply). Income is recognized by a Participant when he disposes of shares acquired under an ISO. The exercise of a nonqualified stock option or SAR generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price. If a Participant disposes of shares acquired under an ISO before two years after the ISO was granted, or before one year after the ISO was exercised, this is a “disqualifying disposition” and the Participant will recognize ordinary income equal to the excess of the amount received for the shares over the option price.

Income is recognized on account of the award of restricted stock and performance shares when the shares first become transferable or are no longer subject to a substantial risk of forfeiture unless the Participant makes an election to recognize income currently under Section 83(b) of the Code. At the applicable time, the Participant recognizes income equal to the fair market value of the Class A Common Stock.

With respect to awards of performance units, restricted stock units, and cash-based awards, a Participant will recognize ordinary income equal to any cash that is paid and the fair market value of Class A Common Stock that is received in settlement of an award.

The Company generally will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified stock option or SAR or upon the taxability to the recipient of restricted stock and performance shares, the settlement of a performance unit or restricted stock unit, and the payment of a cash-based or other stock-based award (subject to tax limitations on the Company’s deductions in any year that certain remuneration paid to certain executives exceeds $1 million). The amount of the deduction is equal to the ordinary income recognized by the Participant. The Company will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO unless the Participant has made a “disqualifying disposition” of the shares acquired on exercise of the ISO, in which case the Company will be entitled to a deduction at the same time and in the same amount as the Participant’s recognition of ordinary income.

Our Class A Common Stock is listed for trading on The Nasdaq Global Market ("Nasdaq") under the symbol "CIDM". The last reported closing price per share of our Class A Common Stock as reported by Nasdaq on October 16, 2019 was $0.88 per share.

The Company does not have any plans, proposals or arrangements to make grants or issue any of the shares of Common Stock that would become newly available for issuance under the Plan following the increase proposed in this Proposal Four, other than grants and issuances made in the ordinary course.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE AMENDMENT TO THE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES OF CLASS A COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER.

PROPOSAL FIVE
RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has selected the firm of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020, subject to ratification by our stockholders at the Annual Meeting. EisnerAmper LLP has been our independent registered public accounting firm since the fiscal year ended March 31, 2005. No representative of EisnerAmper LLP is expected to be present at the Annual Meeting.

This proposal requires approval by a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote thereat.

More information about our independent registered public accounting firm is available under the heading “Independent Registered Public Accounting Firm” on page 35 below.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2020.

OTHER MATTERS

The Board does not know of any other matters that may be brought before the Annual Meeting. However, if any such other matters are properly brought before the Annual Meeting, the proxies may use their own judgment to determine how to vote your shares.

MATTERS RELATING TO OUR GOVERNANCE

Board of Directors

The Board oversees the Company’s risk management including understanding the risks the Company faces and what steps management is taking to manage those risks, as well as understanding what level of risk is appropriate for the Company. The Board’s role in the Company’s risk oversight process includes receiving regular updates from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, human resources, employment, and strategic risks.

The Company’s leadership structure currently consists of the combined role of Chairman of the Board and Chief Executive Officer and a separate Lead Independent Director. Mr. O'Brien serves as our Lead Independent Director. The Lead Independent Director’s responsibilities include presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors, serving as a liaison between the Chairman and the independent directors, reviewing information sent to the Board, consulting with the Nominating Committee with regard to the membership and performance evaluations of the Board and Board committee members, calling meetings of and setting agendas for the independent directors, and serving as liaison for communications with stockholders.

The Board intends to meet at least quarterly and the independent directors serving on the Board intend to meet in executive session (i.e., without the presence of any non-independent directors and management) immediately following regularly scheduled Board meetings. During the fiscal year ended March 31, 2019 (the “Last Fiscal Year”), the Board held five (5) meetings, and the Board acted seven (7) times by unanimous written consent in lieu of holding a meeting. Each current member of the Board, who was then serving, attended at least 75% of the total number of meetings of the Board, except for Mr. Xu, and of the committees of the Board on which they served in the Last Fiscal Year. No individual may be nominated for election to the Board after his or her 73rd birthday. Messrs. Brown, O’Brien and Rhine are considered “independent” under the rules of the SEC and Nasdaq.

The Company does not currently have a policy in place regarding attendance by Board members at the Company’s annual meetings.

The Board has three standing committees, consisting of an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

The Audit Committee consists of Messrs. Brown, O'Brien and Rhine. Mr. Rhine is the Chairman of the Audit Committee. The Audit Committee held four (4) meetings in the Last Fiscal Year. The Audit Committee has met with the Company’s management and the Company’s independent registered public accounting firm to review and help ensure the adequacy of its internal controls and to review the results and scope of the auditors’ engagement and other financial reporting and control matters. Mr. Rhine is financially literate, and Mr. Rhine is financially sophisticated, as those terms are defined under the rules of Nasdaq. Mr. Rhine is also a financial expert, as such term is defined under the Sarbanes-Oxley Act of 2002. Messrs. Brown, O’Brien and Rhine are considered “independent” under the rules of the SEC and Nasdaq.

The Audit Committee has adopted a formal written charter (the “Audit Charter”). The Audit Charter is available on the Company’s Internet website at www.cinedigm.com.

The Audit Committee is responsible for ensuring that the Company has adequate internal controls and is required to meet with the Company’s auditors to review these internal controls and to discuss other financial reporting matters. The Audit Committee is also responsible for the appointment, compensation and oversight of the auditors. Additionally, the Audit Committee is responsible for the review and oversight of all related party transactions and other potential conflict of interest situations between the Company and its officers, directors, employees and principal stockholders.

Compensation Committee

The Compensation Committee consists of Messrs. Brown, O’Brien and Rhine. Mr. O’Brien is the Chairman of the Compensation Committee. The Compensation Committee met one (1) time during the Last Fiscal Year. The Compensation Committee approves the compensation package of the Company’s Chief Executive Officer and, based on recommendations by the Company’s Chief Executive Officer, approves the levels of compensation and benefits payable to the Company’s other executive officers, reviews general policy matters relating to employee compensation and benefits and recommends to the entire Board, for its approval, stock option and other equity-based award grants to its executive officers, employees and consultants and discretionary bonuses to its executive officers and employees. The Compensation Committee has the authority to appoint and delegate to a sub-committee the authority to make grants and administer bonus and compensation plans and programs. Messrs. Brown, O’Brien and Rhine are considered “independent” under the rules of the SEC and the Nasdaq.

The Compensation Committee has adopted a formal written charter (the “Compensation Charter”). The Compensation Charter sets forth the duties, authorities and responsibilities of the Compensation Committee. The Compensation Charter is available on the Company’s Internet website at www.cinedigm.com.

The Compensation Committee, when determining executive compensation (including under the executive compensation program, as discussed below under the heading Compensation Discussion and Analysis), evaluates the potential risks associated with the compensation policies and practices. The Compensation Committee believes that the Company’s compensation programs are designed with an appropriate balance of risk and reward in relation to the Company’s overall compensation philosophy and do not encourage excessive or unnecessary risk-taking behavior. In general, the Company compensates its executives in a combination of cash and stock options, although the Company has also granted restricted stock, RSUs and PSUs. The equity awards contain multi-year vesting provisions, which encourages the executives, on a long-term basis, to strive to enhance the value of such compensation as measured by the trading price of the Class A common stock. The Compensation Committee does not believe that this type of compensation encourages excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company. The Company intends to recapture compensation as required under the Sarbanes-Oxley Act. However, there have been no instances where it needed to recapture any compensation.

During the Last Fiscal Year, the Compensation Committee engaged Aon, a compensation consulting firm. The consultant met with the Compensation Committee multiple times during the Last Fiscal Year and provided guidance for cash and equity bonus compensation to executive officers and directors, which the Compensation Committee considered in reaching its determinations of such compensation. In addition, the consultant was available to respond to specific inquiries throughout the year.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Messrs. Brown, O’Brien and Rhine. Mr. O’Brien is the Chairman of the Compensation Committee. None of such members was, at any time during the Last Fiscal Year or at any previous time, an officer or employee of the Company.

None of the Company’s directors or executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more of its executive officers serving as a member of the Company’s board of directors. No member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Securities and Exchange Commission Regulation S-K.

Nominating Committee

The Nominating Committee consists of Messrs. Brown, O’Brien and Rhine. Mr. Brown is the Chairman of the Nominating Committee. The Nominating Committee held one (1) meeting during the Last Fiscal Year. The Nominating Committee evaluates and approves nominations for annual election to, and to fill any vacancies in, the Board and recommends to the Board the directors to serve on committees of the Board. The Nominating Committee also approves the compensation package of the Company’s directors. Messrs. Brown, O’Brien and Rhine are considered “independent” under the rules of the SEC and the Nasdaq.

The Nominating Committee has adopted a formal written charter (the “Nominating Charter”). The Nominating Charter sets forth the duties and responsibilities of the Nominating Committee and the general skills and characteristics that the Nominating Committee employs to determine the individuals to nominate for election to the Board. The Nominating Charter is available on the Company’s Internet website at www.cinedigm.com.

The Nominating Committee will consider any candidates recommended by stockholders. In considering a candidate submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. Nevertheless, the Board may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and/or the Board does not perceive a need to increase the size of the Board.

There are no specific minimum qualifications that the Nominating Committee believes must be met by a Nominating Committee-recommended director nominee. However, the Nominating Committee believes that director candidates should, among other things, possess high degrees of integrity and honesty; have literacy in financial and business matters; have no material affiliations with direct competitors, suppliers or vendors of the Company; and preferably have experience in the Company’s business and other relevant business fields (for example, finance, accounting, law and banking). The Nominating Committee considers diversity together with the other factors considered when evaluating candidates but does not have a specific policy in place with respect to diversity.

Members of the Nominating Committee meet in advance of each of the Company’s annual meetings of stockholders to identify and evaluate the skills and characteristics of each director candidate for nomination for election as a director of the Company. The Nominating Committee reviews the candidates in accordance with the skills and qualifications set forth in the Nominating Charter and the rules of the Nasdaq. There are no differences in the manner in which the Nominating Committee evaluates director nominees based on whether or not the nominee is recommended by a stockholder.

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for its non-employee directors, pursuant to which the non-employee directors are required to acquire, within three (3) years, and maintain until separation from the Company, shares equal in value to a minimum of three (3) times the aggregate value of the annual cash and stock retainer (not including committee or per-meeting fees) payable to such director. Shares acquired as Board retainer fees and shares owned by an investment entity with which a non-employee director is affiliated may be counted toward the stock ownership requirement.

Code of Business Conduct and Ethics

We have adopted a code of ethics applicable to all members of the Board, executive officers and employees. Such code of ethics is available on our Internet website, www.cinedigm.com. We intend to disclose any amendment to, or waiver of, a provision of our code of ethics by filing a Current Report on Form 8-K with the SEC.

Stockholder Communications

The Board currently does not provide a formal process for stockholders to send communications to the Board. In the opinion of the Board, it is appropriate for the Company not to have such a process in place because the Board believes there is currently not a need for a formal policy due to, among other things, the limited number of stockholders of the Company. While the Board will, from time to time, review the need for a formal policy, at the present time, stockholders who wish to contact the Board may do so by submitting any communications to the Company’s Secretary, Mr. Loffredo, 45 West 36th Street, 7th Floor, New York, NY 10018, with an instruction to forward the communication to a particular director or the Board as a whole. Mr. Loffredo will receive the correspondence and forward it to any individual director or directors to whom the communication is directed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of October 8, 2019, the Company’s directors, executive officers and principal stockholders beneficially own, directly or indirectly, in the aggregate, approximately 70.6% of its outstanding Class A Common. These stockholders have significant influence over the Company’s business affairs, with the ability to control matters requiring approval by the Company’s stockholders, including the two proposals set forth in this Proxy Statement as well as approvals of mergers or other business combinations.

The following table sets forth as of October 8, 2019, certain information with respect to the beneficial ownership of the Class A Common Stock as to (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company’s Class A Common Stock, (ii) each of the Company’s directors, (iii) each of the Company’s Chief Executive Officer, its two other most highly compensated individuals who were serving as executive officers at the end of the Last Fiscal Year, and two other individuals who would have been the other most highly compensated individuals but were not serving as executive officers at the end of the Last Fiscal Year, for services rendered in all capacities during the Last Fiscal Year (the “Named Executives”), and (iv) all of the Company’s directors and executive officers as a group.

CLASS A COMMON STOCK

	Shares Beneficially Owned (b)
Name (a)	Number		Percent
Christopher J. McGurk	1,495,925	(c)	3.7%
Gary S. Loffredo	199,479	(d)	*
Erick Opeka	132,705	(e)	*
Jeffrey S. Edell	100,000	(f)	*
William S. Sondheim	118,000	(g)	*
Peter C. Brown	196,114	(h)	*
Peng Jin	74,712		*
Patrick W. O’Brien	155,914		*
Zvi M. Rhine	327,736	(i)	*
Peixin Xu	31,708,046	(j)	66.4%
Bison Capital Holding Company Limited	31,633,334	(k)	66.2%
All directors and executive officers as a group (8 persons)	34,290,631	(l)	70.6%

*	Less than 1%

(a)	Unless otherwise indicated, the business address of each person named in the table is c/o Cinedigm Corp., 45 West 36th Street, 7th Floor, New York, New York 10018.

(b)	Applicable percentage of ownership is based on 39,689,387 shares of Class A Common Stock outstanding as of October 8, 2019 together with all applicable options, warrants and other securities convertible into shares of our Class A Common Stock for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of Class A Common Stock subject to options, warrants or other convertible securities exercisable within 60 days after October 8, 2019 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or other convertible securities, but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares of Class A Common Stock shown. Certain information is based on the numbers of shares reported in the most recent Schedule 13D or Schedule 13G, as amended, as applicable, filed by stockholders with the SEC through October 8, 2019 and information provided by holders or otherwise known to the Company.

(c)	Includes (i) 600,000 shares of Class A Common Stock underlying currently exercisable options and (ii) 51,852 shares of Class A Common Stock underlying currently exercisable stock appreciation rights.

(d)	Includes 80,479 shares of Class A Common Stock underlying currently exercisable options.

(e)	Includes (i) 12,000 shares of Class A Common Stock underlying currently exercisable options and (ii) 45,705 shares of Class A Common Stock underlying currently exercisable stock appreciation rights.

(f)	To the best knowledge of the Company. Mr. Edell’s employment with the Company ended on February 28, 2019.

(g)	To the best knowledge of the Company. Mr. Sondheim’s employment with the Company ended on March 29, 2019. Includes 25,000 shares of Class A Common Stock underlying currently exercisable options.

(h)	Includes 92,067 shares owned by Grassmere Partners LLC, of which Mr. Brown is Chairman. Mr. Brown disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(j)	Includes (i) 74,712 shares of Class A common stock owned directly, (ii) 19,666,667 shares of Class A Common Stock owned by Bison Entertainment Investment Limited (“BEIL”), (iii) 3,900,000 shares of Class A common stock owned by Bison Entertainment and Media Group (“BEMG”), (iv) 1,400,000 shares of Class A common stock subject to issuance upon exercise of currently exercisable warrants owned by BEMG and (v) 6,666,667 shares of Class A common stock subject to issuance upon conversion of a currently convertible note held by Bison Global Investment SPC for and on behalf of Global Investment SPC-Bison Global No. 1 (“Bison Global”)BEIL is wholly-owned by BEMG, which is wholly-owned by Bison Capital Holding Company Limited. Mr. Xu’s spouse, Fengyun Jiang, is the sole owner of Bison Capital Holding Company Limited and the sole indirect owner of Bison Global.

(k)	Includes (i) 19,666,667 shares of Class A common stock owned by BEIL (ii) 3,900,000 shares of Class A common stock owned by BEMG), (iii) 1,400,000 shares of Class A common stock subject to issuance upon exercise of currently exercisable warrants owned by BEMG, and (iv) 6,666,667 shares of Class A common stock subject to issuance upon conversion of a currently convertible note held by Bison Global. BEIL is wholly-owned by BEMG, which is wholly-owned by Bison Capital Holding Company Limited. Fengyun Jiang is the sole owner of Bison Capital Holding Company Limited and the sole indirect owner of Bison Global. The business address of Bison Capital Holding Company Limited is 609-610 21st Century Tower, No. 40 Liangmaqiao Road, Chaoyang District, Beijing, China, 100016.

(l)	Includes (i) 692,479 shares of Class A common stock underlying currently exercisable options, (ii) 97,557 shares of Class A common stock underlying currently exercisable stock appreciation rights, (iii) 1,400,000 shares of Class A common stock subject to issuance upon exercise of currently exercisable warrants, and (iv) 6,666,667 shares of Class A common stock subject to issuance upon conversion of a currently convertible note.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officers

The Company’s executive officers are Christopher J. McGurk, Chief Executive Officer and Chairman of the Board, Gary S. Loffredo, Chief Operating Officer, President of Digital Cinema, General Counsel, and Secretary, and Erick Opeka, Executive Vice President and President of Cinedigm Digital Networks. Biographical information for Mr. McGurk is included above.

Gary S. Loffredo, 55, has been the Company’s Chief Operating Officer since February 2019, and President of Digital Cinema, General Counsel and Secretary since October 2011. He had previously served as Senior Vice President - Business Affairs, General Counsel and Secretary since 2000, as Interim Co-Chief Executive Officer from June 2010 through December 2010, and was a member of the Board from September 2000 - October 2015. From March 1999 to August 2000, he had been Vice President, General Counsel and Secretary of Cablevision Cinemas d/b/a Clearview Cinemas. At Cablevision Cinemas, Mr. Loffredo was responsible for all aspects of the legal function, including negotiating and drafting commercial agreements, with emphases on real estate, construction and lease contracts. He was also significantly involved in the business evaluation of Cablevision Cinemas’ transactional work, including site selection and analysis, negotiation and new theater construction oversight. Mr. Loffredo was an attorney at the law firm of Kelley Drye & Warren LLP from September 1992 to February 1999. Having been with the Company since its inception and with Clearview Cinemas prior thereto, Mr. Loffredo has over a decade of experience in the cinema exhibition industry, both on the movie theatre and studio sides, as well as legal training and general business experience, which skills and understanding are beneficial to the Company. In light of Mr. Loffredo’s appointment as COO in February 2019, the Company’s finance team reports directly to Mr. Loffredo.

Erick Opeka, 45, joined the Company during 2014 and as EVP of Digital Networks oversaw the distribution of Cinedigm's OTT networks online, as well as on mobile devices, gaming consoles, and connected TVs. Mr. Opeka was integral in the development and launch of the Company’s flagship digital first networks, further expanding the Company’s growth through landmark partnerships with leading platforms such as Sling TV, XUMO, and Twitch, among others. Prior to joining Cinedigm, Mr. Opeka served as Senior Vice President and head of New Video Digital, which he grew into the largest global aggregator of independent digital content for more than 850 content partners including A&E Networks, The Jim Henson Company, Berman Braun, and others. He was named President of Digital Networks on October 15, 2018.

Related Party Transactions

The Audit Committee, pursuant to its charter, is responsible for the review and oversight of all related party transactions and other potential conflict of interest situations, by review in advance or ratification afterward. The Audit Committee charter does not set forth specific standards to be applied; rather, the Audit Committee reviews each transaction individually on a case-by-case, facts and circumstances basis.

On December 29, 2017, the Company entered into a term loan agreement (the “2017 Loan Agreement”) with BEMG, pursuant to which the Company borrowed from BEMG $10.0 million (the “2017 Loan”). The 2017 Loan bears interest at 5% per annum. The 2017 Loan was made in accordance with the Bison Agreement. In connection with the 2017 Loan, on December 29, 2017, the Company issued to BEMG a warrant (the “Bison Warrant”) to purchase 1,400,000 shares of the Company’s Class A common stock. The Bison Warrant has a 5-year term and is immediately exercisable at $1.80 per share. The Bison Warrant contains certain anti-dilution adjustments. Fengyun Jiang, the spouse of Peixin Xu, one of our directors, is the sole indirect owner of BEMG. On July 20, 2018, the Company entered into a termination agreement with respect to the 2017 Loan, and an amount equal to the outstanding principal and accrued and unpaid interest thereon was paid in full, and the 2017 Loan Agreement was terminated, on July 23, 2018. During the fiscal year ended March 2019, with respect to the 2017 Loan, (i) the largest aggregate amount of principal outstanding was $10.0 million , (ii) $10.0 million of principal was paid, and (iii) $153 thousand of interest was paid; as of March 31, 2019, no principal amount was outstanding on the 2017 Loan.

On July 20, 2018, the Company entered into a term loan agreement (the “2018 Loan Agreement”) with Bison Global Investment SPC for and on behalf of Global Investment SPC-Bison Global No. 1 (“Bison Global”), pursuant to which the Company borrowed from Bison Global $10,000,000 (the “2018 Loan”). The 2018 Loan has a one (1) year term that may be extended by mutual agreement of Bison Global and the Company and bears interest at 5% per annum, payable quarterly in cash. The principal is payable upon maturity. The proceeds of the 2018 Loan were used to prepay the 2017 Loan. The 2018 Loan is evidenced by a note dated as of July 20, 2018. On July 20, 2018, the Corporation also entered into a side letter with BEMG, pursuant to which BEMG agreed to make immediate payment directly to Bison Global of any amount due if (i) the 2018 Loan matures prior to June 28, 2021 or (ii) Bison Global demands payment of the 2018 Loan, in whole or in part, by the Lender prior to maturity. Fengyun Jiang, the spouse of Peixin Xu, one of our directors, is the sole indirect owner of Bison Global and the sole indirect owner of BEMG. During the fiscal year ended March 2019, with respect to the 2018 Loan, (i) the largest aggregate amount of principal outstanding was $10,000,000, (ii) no principal was paid, and (iii) $351 thousand of interest was paid; as of March 31, 2019, $10,000,000 principal amount was outstanding on the 2018 Loan. On July 12, 2019, the Company and Bison Global entered into a termination agreement (the “Termination Agreement”) with respect to the 2018 Loan. Pursuant to the Termination Agreement, an amount equal to the outstanding principal amount was converted into a convertible note, and the accrued and unpaid interest on such outstanding principal amount was to be payable to Bison Global no later than September 30, 2019. As such, the 2018 Loan was paid in full, and the 2018 Loan Agreement was terminated. No early payment penalties were incurred.

On July 12, 2019, the Company issued a subordinated convertible note (the “Bison Convertible Note”) to Bison Global pursuant to which the Company borrowed from Bison Global $10,000,000. The Bison Convertible Note has a term ending on March 4, 2020, and bears interest at 5% per annum. The principal is payable upon maturity, in cash or in shares of Common Stock at the Company’s election. The Bison Convertible Note is unsecured and may be prepaid without premium or penalty, and contains customary covenants, representations and warranties. The Bison Convertible Note is convertible, in whole or in part from time to time, into shares of Common Stock at the holder’s election or at the Company’s election, at a conversion price of $1.50 per share. Upon conversion, the Company may elect to settle such conversion with shares of Common Stock or a combination of cash and shares of Common Stock. At maturity, the Company may elect to pay in cash or shares of Common Stock. The proceeds of the Convertible Note were used to repay the 2018 Loan.

Zvi Rhine, a member of our Board of Directors, was a holder, directly and indirectly, of an aggregate of $500,000 of unsecured subordinated notes bearing interest at 9% per annum (the “Subordinated Notes”). In October 2018, the Subordinated Notes were repaid in full. During the fiscal year ended March 2019, in connection with Mr. Rhine’s Subordinated Notes, (i) the largest aggregate amount of principal outstanding was $0.5 million, (ii) $500,000 of principal was paid, and (iii) $21,000 of interest was paid; as of March 31, 2019, Mr. Rhine held no Subordinated Notes.

On July 9, 2019, the Company entered into a stock purchase agreement (the “July SPA”) with BEMG, an affiliate of Bison Capital Holding Company Limited, which, through an affiliate, is the majority holder of our Class A common stock, pursuant to which the Company agreed to sell to BEMG a total of 2,000,000 shares (the “July SPA Shares”), for an aggregate purchase price in cash of $3,000,000 priced at $1.50 per share. The sale of the July SPA Shares was consummated on July 9, 2019. The July SPA Shares are subject to certain transfer restrictions. The proceeds of the sale of the July SPA Shares were used for working capital, including the repayment of Second Lien Loans (as defined in Note 5 - Notes Payable). In addition, the Company has agreed to enter into a registration rights agreement for the resale of the SPA Shares. Fengyun Jiang, the spouse of Peixin Xu, one of our directors, is the sole indirect owner of BEMG.

On August 2, 2019, the Company entered into a stock purchase agreement (the “August SPA”) with BEMG, pursuant to which the Company agreed to sell to BEMG a total of 1,900,000 shares of our Class A Common Stock (the “August SPA Shares”), for an aggregate purchase price in cash of $2,850,000 priced at $1.50 per share. The sale of the August SPA Shares was consummated on August 2, 2019. The August SPA Shares are subject to certain transfer restrictions. The proceeds of the sale of the August SPA Shares sold were used for working capital. In addition, the Company has agreed to enter into a registration rights agreement for the resale of the SPA Shares. Fengyun Jiang, the spouse of Peixin Xu, one of our directors, is the sole indirect owner of BEMG.

COMPENSATION DISCUSSION AND ANALYSIS

This section describes the compensation program and related decisions for our Named Executive Officers (“NEOs”) in our fiscal year ended March 31, 2019 (“Fiscal 2019”). As a “smaller reporting company,” as that term is defined under SEC rules, we are not required to include a “Compensation Discussion and Analysis” and are permitted to exclude certain executive compensation tables from our disclosure.

We have elected to include this Compensation Discussion & Analysis (“CD&A”) as well as additional tables required under Item 402 of Regulation S-K on a voluntary basis. As permitted under Item 402, we are not including pay ratio disclosure in light of our status as a smaller reporting company. This CD&A is intended to be read in conjunction with the tables beginning on page 27, which provide historical compensation information for the following NEOs:

Current NEOs
Christopher J. McGurk	Chairman and Chief Executive Officer
Gary S. Loffredo	Chief Operating Officer, President of Digital Cinema, General Counsel and Secretary
Erick Opeka	Executive Vice President and President of Cinedigm Digital Networks
Former NEOs
Jeffrey S. Edell	Former Chief Financial Officer
William Sondheim	Former President of Cinedigm Entertainment Corp.

Leadership Transitions

The Board made several key changes with respect to the Company’s executive leadership in Fiscal 2019.

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Appointment of Gary Loffredo as Chief Operating Officer, President of Digital Cinema, General Counsel and Secretary

On February 13, 2019, the Company appointed Gary Loffredo as Chief Operating Officer of the Company. Mr. Loffredo retained his roles as General Counsel, Secretary and President of Digital Cinema. In his new role as Chief Operating Officer, the Company’s finance team will now report directly to Mr. Loffredo.

Appointment of Erick Opeka as Executive Vice President and President of Cinedigm Digital Networks

On September 15, 2018, the Company appointed Mr. Opeka as Executive Vice President and President of Cinedigm Digital Networks. In connection with this appointment, the Company and Mr. Opeka entered into an employment agreement, the terms of which are described under the heading “Employment Agreements and Arrangements Between the Company and Named Executives” on page 27.

Resignation of Jeffrey S. Edell, former Chief Financial Officer

Mr. Edell stepped down from his position as Chief Financial Officer as of February 28, 2019.

Resignation of William Sondheim, former President of the Cinedigm Entertainment Group

On March 29, 2019, Mr. Sondheim left the Company. Please see “Additional Compensation Arrangements, Practices and Policies-Consulting Agreement with Mr. Sondheim” below.

Quick CD&A Reference Guide

Compensation Program Overview	Section I
Compensation Philosophy and Objectives	Section II
Pay Mix	Section III
Competitive Positioning	Section IV
Elements of Compensation	Section V
Additional Compensation Practices and Policies	Section VI

I.	Compensation Program Overview

The Company’s executive compensation program is designed to attract, motivate and retain highly skilled and experienced individuals to attain the Company’s corporate goals. To do so, the program provides competitive compensation packages that motivate executive officers, links pay to performance and aligns executive officers’ interests with those of the Company and its shareholders over the long term.

The executive compensation program for the NEOs is administered by the Compensation Committee, all of the members of which are independent. The Compensation Committee annually reviews the executive compensation elements and assesses the integrity of the compensation program as a whole to ensure that it continues to be aligned with the Company’s compensation objectives and supports the attainment of Company goals.

As the Company has evolved, so too has the compensation program. As the Company’s performance has improved and the business has begun to stabilize, Cinedigm’s executive compensation for NEOs is transitioning to a more performance-oriented program. The Company aims to improve both shareholder returns and its cash position. To help achieve these goals, the Compensation Committee has designed the compensation program to reward the Chief Executive Officer (“CEO”) and other employees for achieving strategic goals and increasing shareholder value by linking a portion of pay to performance through annual cash and long-term equity incentives.

The compensation program generally consists of base salary, annual incentives, and long-term equity incentive compensation. In addition, all of our NEOs receive some modest personal benefits and perquisites. Retirement benefits are accumulated through the Company’s 401(k) plan, which is open to all employees. The Company does not provide supplemental retirement benefits for NEOs. Mr. McGurk and Mr. Opeka are the only NEOs that have employment agreements with the Company.

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When the Company does not meet performance targets or the share price does not increase, executive pay and payouts are affected. For Fiscal 2019, performance relative to targets and individual performance have not yet been finalized and annual incentive payouts under the MAIP have not yet been determined. It is expected that these payouts, if any, will be determined in July 2019.

II.	Compensation Philosophy and Objectives

Cinedigm’s executive compensation program is focused on enabling the Company to hire and retain qualified and motivated executives, motivating them to meet its business needs and objectives. The executive compensation program has been designed around the following objectives:

•	Provide competitive compensation levels to enable the recruitment and retention of highly qualified executives.

•	Strengthen the link between pay and corporate and business unit performance encouraging and rewarding excellence and contributions to support Cinedigm’s success.

•	Align the interests of executives with those of shareholders through grants of equity-based compensation that promote increasing shareholder value and also provide opportunities for ongoing executive share ownership.

An overarching principle in delivering on these objectives is to ensure that compensation decisions are made in the Company’s best financial interests such that incentive awards are both affordable and reasonable, taking into account Company performance and circumstances and considering the interests of all stakeholders.

III.	Pay Mix

The Company’s pay philosophy has evolved from an emphasis on fixed pay to one that is based on the belief that a substantial portion of each executive’s compensation should be at risk and dependent upon performance. While the Compensation Committee has not adopted a targeted mix of either long-term to short-term, fixed to variable, or equity and non-equity compensation, it has taken steps to increase the portion of variable compensation. Steps in this direction include the continuation of the performance-based annual incentive program (MAIP) and more regular equity grants.

IV.	Compensation Determination Process

The Compensation Committee designs the executive compensation program with the intention of accomplishing the goals described above. In determining executive compensation, the Compensation Committee obtains input and advice from its independent compensation consultant. The Compensation Committee reviews and approves compensation and performance awards to the CEO and executive officers and considers financial, operational and share price performance to determine appropriate executive compensation parameters.

Role of the Independent Compensation Consultant

The Compensation Committee has selected and retained Aon as its independent compensation consultant to assist it in the performance of its duties and responsibilities. While the Compensation Committee took into consideration the review and recommendations of this independent advisor when making decisions about the Company’s executive and director compensation practices, the Compensation Committee ultimately made its own independent decisions about these matters.

Competitive Assessment

The Compensation Committee used comparative compensation information from a relevant group of peer companies as one of several factors considered as part of setting compensation for our CEO and our other NEOs. The Compensation Committee has not defined a target pay positioning relative to the peer group for the CEO or the other NEOs, nor does it commit to providing total compensation at a specific percentile or within a specific pay range. In Fiscal 2019, the Compensation Committee developed new peer groups with the assistance of Aon in connection with renewing Mr. McGurk’s employment agreement, setting Mr. Loffredo’s compensation in connection with his promotion and establishing Mr. Opeka’s employment agreement. The Compensation Committee retains discretion in determining the nature and extent of the use of peer group data. The Compensation Committee periodically reassesses the companies within the peer groups and makes changes as appropriate, considering mergers and acquisitions involving peer companies, changes in the Company’s business and other factors.

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In connection with renewing Mr. McGurk’s employment agreement, the Compensation Committee selected a peer group that consisted of the following companies:

Avid Technology	Leaf Group
Brightcove Inc.	Limelight Networks
Digimarc Corp.	National Cinemedia
Dolphin Entertainment	RealNetworks, Inc.
Harmonic Inc.	RLJ Entertainment
IMAX Corp.	Seachange Intl.

The Committee also considered market data from broader sets of companies provided by Aon to supplement the peer group specific information.

With respect to the peer groups developed in Fiscal 2019, the Company was positioned near the median of the group for revenues.

V.	Elements of Compensation

Compensation for executive officers is comprised primarily of three main components:

•	base salary;
•	annual incentive awards; and
•	long-term incentive equity grants.

These components support the core principles of our executive officer compensation philosophy of pay for performance and alignment of executive officers’ interests with those of Cinedigm and its shareholders by emphasizing short- and long-term incentives. Our compensation program encourages our employees to remain focused on both our short-term and long-term goals: our annual incentive (MAIP) measures and rewards business and individual performance on an annual basis, while our equity awards typically vest in installments of three years and increase in value with any share price appreciation, encouraging our executives to focus on the long-term performance of our company.

Base Salary

Base salaries are fixed compensation with the primary function of aiding in attraction and retention. Base salaries vary among executive officers, and are individually determined according to each executive officer’s areas of responsibility, role and experience. The Compensation Committee reviews the salaries for our NEOs periodically, as well as at the time of a promotion, change in responsibilities, or when employment arrangements and/or agreements are renewed. Any increases are based on an evaluation of the performance of the Company and the executive, the relative strategic importance of the position, market conditions, and competitive pay levels (though, as noted earlier, the Compensation Committee does not target a specific percentile or range).

For Fiscal 2019, the Compensation Committee did not adjust the base salary of our CEO, Mr. McGurk, and did adjust the base salaries each of the newly-promoted Messrs. Loffredo and Opeka by $75,000. The Compensation Committee did so after having selected appropriate peer groups and having determined with reference to such peer groups that the base salaries of such officers, at the current level for Mr. McGurk and as adjusted for Messrs. Opeka and Loffredo, were in the range of the competitive market. The new base salaries for Mr. Loffredo and Mr. Opeka became effective on February 13, 2019 and September 15, 2018, respectively.

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Annual Incentive Awards

The annual cash incentive component aims to ensure that our executive officers are aligned in reaching our short- and long-term goals. Annual cash incentives are designed to provide a significant pay-for-performance element of our executive compensation package, through the formal performance-based Management Annual Incentive Plan (“MAIP”). The MAIP incorporates predetermined, specific target award levels and performance metrics and goals that the Compensation Committee deemed rigorous and challenging. The MAIP goals are critical to Cinedigm’s future success and are designed to reward the collaboration across divisions and segments required to achieve corporate financial goals.

All NEOs have a target bonus set at a fixed percentage of their base salary. The program also established threshold and maximum levels of incentive awards defined as a percentage of a participant’s salary. The Compensation Committee generally establishes the individual payout targets for each NEO based on the executive’s position, level of responsibility and a review of the competitive market.

Threshold, target and maximum annual incentive opportunities for our NEOs for Fiscal 2019 were as follows:

MAIP Potential Awards

Executive Officer	Threshold	Target (as a % of base salary)	Maximum
Chris McGurk	37.5%	100%	150%
Gary S. Loffredo	25%	50%	100%
Erick Opeka	25%	35%	70%
Jeffrey Edell	25%	50%	100%
William S. Sondheim	17.5%	35%	70%

At the beginning of the fiscal year, the Compensation Committee established performance measures and goals set forth in the table below. For Fiscal 2019, there was a Company and/or division component with a performance measure and an individual component. The Company/division measure consisted of consolidated adjusted EBITDA. Mr. Loffredo, Mr. Opeka and Mr. Sondheim, who each led a division in Fiscal 2019, had a portion of their award determined by that division’s EBITDA performance as compared to EBITDA goals established at the beginning of the fiscal year.

Executive Officers	Company		Individual
	Cinedigm	Division
Chris McGurk	80%	--	20%
Gary Loffredo	60%	20%	20%
Erick Opeka	60%	20%	20%
Jeffrey Edell	80%	--	20%
William S. Sondheim	60%	20%	20%

We do not disclose performance targets, division targets or individual goals, as we believe that such disclosure would result in competitive harm. Based on our experience, we believe these targets were rigorous and challenging, and were set sufficiently high to provide incentive to achieve a high level of performance. We believe it is difficult, although not unattainable, for the targets to be reached and, therefore, no more likely than unlikely that the targets will be reached.

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The Compensation Committee reviewed Company EBITDA achievement against our Fiscal 2019 objectives. While Company financial results would have earned a payout, in light of overall performance, the Compensation Committee exercised negative discretion and did not make any payouts under the executive officers’ annual cash incentive plan for Fiscal 2019.

Long-Term Incentive Awards

The Compensation Committee uses equity-based compensation to reward future performance, as reflected by the market price of our shares and/or other performance criteria. The Compensation Committee annually considers long-term incentive awards, for which it has the authority to grant a variety of equity-based awards. The primary objective of such awards is to align the interests of executives with those of the Company and its shareholders by offering incentives to achieve performance goals believed to be linked to increasing shareholder value, increasing executive share ownership and fostering a long-term focus. In recent years, such awards have been made after fiscal year end in order to permit consideration of year-end performance.

We currently maintain the 2017 Equity Incentive Plan (“2017 Plan”). The 2017 Plan is administered by the Compensation Committee. Under the 2017 Plan, the Compensation Committee or the Board has authority to grant awards of non-qualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares, performance units, cash-based awards, or other stock-based awards to employees, non-employee directors, and third-party consultants.

The Compensation Committee determines the executive officers’ equity-based awards, taking into account pay mix and the executive officer’s contribution to Company performance. The mix of equity-based vehicles is structured to enhance the executive officers’ commitment to increasing shareholder value.

Performance Units

In Fiscal 2019, under the 2017 Plan, the Compensation Committee granted Mr. McGurk 640,000 performance units and granted Messrs. Loffredo, Opeka, Sondheim and Edell 200,000 performance units. The performance units will vest based on the achievement of cumulative internal adjusted EBITDA (“Cumulative IAEBITDA”) targets determined in the sole and absolute discretion of the Compensation Committee, with 50% of such shares to vest based on Cumulative IAEBITDA from April 1, 2018 to March 31, 2019 (the “2019 performance period”) and the other 50% of such shares to vest based on Cumulative IAEBITDA from April 1, 2019 to March 31, 2020 (the “2020 performance period”). The Company has discretion to pay such award in cash or in stock. Any performance units that are not earned based on the 2019 performance period will become eligible to be earned during the 2020 performance period.

Performance Metrics	Target	Actual
2019 Cumulative IAEBITDA	> $9.1 million	$13.6 million

Cumulative IAEBITDA for the 2019 performance period was $11.7 million. The Compensation Committee will review and approve the performance units earned by Mr. McGurk and Messrs. Loffredo and Opeka in the near future. Messrs. Edell and Sondheim terminated prior to March 31, 2019 and forfeited their performance units as a result.

SARs

In Fiscal 2019, the Compensation Committee granted SARs to the NEOs under our 2017 Plan. Mr. McGurk was granted 700,000 SARs, Mr. Loffredo was granted 407,610 SARs , and Mr. Opeka was granted 355,000 SARs. The SARs granted to Messrs. McGurk and Loffredo have an exercise price of $1.47 and will vest in equal installments on March 31 of each of 2019, 2020 and 2021. The SARs granted to Mr. Opeka have an exercise price of $1.16 and will also vest in equal installments on March 31 of each of 2019, 2020 and 2021. SARs granted to Messrs. Edell and Sondheim were forfeited due to their termination of employment.

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VI.	Additional Compensation Policies and Practices

Mr. McGurk’s Compensation Arrangements

Mr. McGurk joined Cinedigm in January 2011 as CEO and Chairman of the Board. Accordingly, Mr. McGurk’s compensation package was created in line with the Company’s current compensation philosophy of a base salary coupled with variable compensation including a large portion of equity-based compensation, through stock options, linked to stock price performance. When negotiating Mr. McGurk’s employment agreement, the Company sought to provide salary and bonus amounts that were in line with peer group amounts and that would provide incentive for Mr. McGurk with a view toward increasing stockholder value.

A summary of Mr. McGurk’s compensation package is located under the heading “Employment Agreements and Arrangements Between the Company and Named Executives” of this Item.

Employment Agreement with Mr. McGurk and Employment Arrangements for other NEOs

The Company currently has employment agreements with Mr. McGurk and Mr. Opeka and employment arrangements with Mr. Loffredo for retention during periods of uncertainty and operational challenge. Additionally, the employment agreements and employment arrangements include non-compete and non-solicitation provisions. The provisions for severance benefits are at typical competitive levels. See “Employment Agreements and Arrangements Between the Company and Named Executives” of this Item for a description of the material terms of Mr. Opeka’s employment agreements and Messrs. Loffredo’s, Edell’s and Sondheim’s employment arrangements.

Consulting Agreement with Mr. Sondheim

In connection with his resignation and in order to ensure an orderly transition, the Board determined that it was in the Company’s best interests for Mr. Sondheim to continue to serve as a consultant to the Company. Accordingly, we entered into a consulting agreement with Mr. Sondheim, pursuant to which Mr. Sondheim will serve as a consultant for a six (6) month term for a consulting fee of $36,413.56 per month. The consulting agreement further provides that Mr. Sondheim will not render services of the kind rendered to the Company to any person or any entity other than the Company for the six (6) month period. If Mr. Sondheim elects to render such services to a person or entity other than the Company, the monthly fee will be reduced by 50%.

Personal Benefits and Perquisites

In addition to the benefits provided to all employees and grandfathered benefits (provided to all employees hired before January 1, 2005), the CEO and NEOs are eligible for an annual physical and supplemental life insurance coverage of $200,000.

It is the Company’s policy to provide minimal and modest perquisites to the CEO and NEOs. With the new employment arrangements, most perquisites previously provided, including automobile allowances, have been eliminated.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain executive officers named in this proxy statement, unless certain requirements are met. Pursuant to the Tax Cuts and Jobs Act of 2017, subject to certain transition rules (which apply to remuneration provided pursuant to written binding contracts which were in effect on November 2, 2017 and which are not subsequently modified in any material respect), for taxable years beginning after December 31, 2017, the exemption from the deduction limit for “performance-based compensation” is no longer available. Consequently, for fiscal years beginning after December 31, 2017, all remuneration in excess of $1 million paid to a specified executive will not be deductible. No element of the Company’s compensation, including the annual incentive awards and restricted stock, meets these requirements. Given the Company’s net operating losses, Section 162(m) is not currently a material factor in designing compensation.

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Recoupment (“Clawback”) Policy

The Company intends to recapture compensation as currently required under the Sarbanes-Oxley Act. However, there have been no instances to date where it needed to recapture any compensation.

Additionally, we recognize that our compensation program will be subject to the forthcoming amendments to stock exchange listing standards required by Section 954 of the Dodd-Frank Act, which requires that stock exchange listing standards be amended to require issuers to adopt a policy providing for the recovery from any current or former executive officer of any incentive-based compensation (including stock options) awarded during the three-year period prior to an accounting restatement resulting from material noncompliance of the issuer with financial reporting requirements. We intend to adopt such a clawback policy which complies with all applicable standards when such rules are adopted.

Restriction on Speculative Transactions

The Company’s Insider Trading and Disclosure Policy restricts employees and directors of the Company from engaging in speculative transactions in Company securities, including short sales, and discourages employees and directors of the Company from engaging in hedging transactions, including “cashless” collars, forward sales, and equity swaps, that may indirectly involve short sales. Pre-clearance by the Company is required for all equity transactions.

COMPENSATION COMMITTEE REPORT

The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that precedes this Report as required by Item 402(b) of the SEC’s Regulation S-K. Based on its review and discussions with management, the Compensation Committee recommended to the Board the inclusion of the Compensation Discussion and Analysis in this proxy statement.

The Compensation Discussion and Analysis discusses the philosophy, principles, and policies underlying the Company’s compensation programs that were in effect during Fiscal 2019. Respectfully submitted,

The Compensation Committee of the Board of Directors

Patrick W. O’Brien, Chairman

Peter C. Brown

Zvi M. Rhine

Named Executives

The following table sets forth certain information concerning compensation received by the Company’s Named Executives, consisting of the Company’s Chief Executive Officer and its two other most highly compensated individuals who were serving as executive officers at the end of the Last Fiscal Year, plus two additional persons for whom disclosures would have been provided but for the fact that they were not serving as executive officers at the end of the Last Fiscal Year, for services rendered in all capacities during the Last Fiscal Year.

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SUMMARY COMPENSATION TABLE

		Salary	Bonus	Stock	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation
Name and Principal Position(s)	Year	($)	($)	Awards ($)	($)(1)	($)(2)	($)(3)	Total ($)
Christopher J. McGurk	2019	600,000	400,000	—	700,000		43,697	1,043,697
Chief Executive	2018	600,000	550,000	366,000	__	__	39,509	1,555,509
Officer and Chairman	2017	600,000	—	543,000	__	__	39,061	1,182,061

Gary S. Loffredo	2019	367,424	100,000	—	407,610		43,697	511,121
Chief Operating Officer	2018	350,667	150,000	122,000	—	—	38,219	660,886

Erick Opeka	2019	292,295	100,000	—	355,000	—	7,537	399,831
President of Digital Networks

Jeffrey S. Edell	2019	383,579	100,000	—	407,610		43,697	527,276
Former Chief Financial Officer	2018	350,667	150,000	122,000	—	—	39,509	662,176
(through February 28, 2019)	2017	344,445	—	181,000	—	—	28,279	553,724

William Sondheim	2019	433,925	100,000	—	407,610	—	16,134	550,059
Former President, Cinedigm	2018	424,236	67,500	122,000	—	—	24,422	638,158
Entertainment Corp.	2017	418,013	—	181,000	—	—	34,531	633,544
(through March 29, 2019)

(1)	The amounts in this column reflect the grant date fair value for all fiscal years presented in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 2 to the Company’s audited financial statements for the fiscal year ended March 31, 2019 and 2018, included in this Annual Report on Form 10-K (the “Form 10-K”).

(2)	The amounts in this column reflect amounts earned under annual incentive awards. See below for a description of the material terms of the annual incentive plan for each Named Executive.

(3)	Includes life and disability insurance premiums paid by the Company and certain medical expenses paid by the Company for each Named Executive, for the fiscal year ended March 31, 2019: for Mr. McGurk $1,107 and $42,590, Mr. Loffredo $1,107 and $42,590, for Mr. Opeka $830 and $6706, for Mr. Edell $1,107 and $42,590 and for Mr. Sondheim $830 and $15,303.

Employment agreements and arrangements between the Company and Named Executives

Christopher J. McGurk. On August 22, 2013, the Company entered into a new employment agreement with Mr. McGurk (the “2013 McGurk Employment Agreement”) which superseded his initial employment agreement, pursuant to which McGurk will continue to serve as the Chief Executive Officer and Chairman of the Board of the Company. The term of the 2013 McGurk Employment Agreement commenced on January 3, 2011 and ended on March 31, 2017. Pursuant to the 2013 McGurk Employment Agreement, Mr. McGurk received an annual base salary of $600,000 subject to annual reviews and increases in the sole discretion of the Compensation Committee. Mr. McGurk was entitled to receive a bonus of $250,000. In addition, Mr. McGurk was entitled to receive a retention bonus of $750,000, payable in three equal installments on March 31 of each of 2015, 2016 and 2017 in cash or shares of Class A Common Stock, or a combination thereof, at the Compensation Committee’s discretion Under the MAIP, Mr. McGurk’s target bonus for fiscal years 2015, 2016 and 2017 was $600,000.

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Also pursuant to the 2013 McGurk Employment Agreement, Mr. McGurk received a grant of non-statutory options to purchase 1,500,000 shares of Common Stock, which options have an exercise price of $1.40 and a term of ten (10) years, and one-third (1/3) of which vested on March 31 of each of 2015, 2016 and 2017.

The 2013 McGurk Employment Agreement further provided that Mr. McGurk is entitled to participate in all benefit plans provided to senior executives of the Company. In addition, if the Company terminated Mr. McGurk’s employment without cause or he resigned with good reason, the 2013 McGurk Employment Agreement provided that he would be entitled to receive his base salary through the later of March 31, 2017 or twelve (12) months following such termination as well as bonus earned and approved by the Compensation Committee, reimbursement of expenses incurred and benefits accrued prior to the termination date. If such termination or resignation occurred within two years after a change in control, then in lieu of receiving his base salary as described above, Mr. McGurk would have been entitled to receive a lump sum payment equal to the sum of his then base salary and target bonus amount, multiplied by the greater of (i) two, or (ii) a fraction, the numerator of which would be the number of months remaining in the term (but no less than twelve (12), and the denominator of which is twelve. Upon a change in control, any unvested options shall immediately vest provided that Mr. McGurk is an employee of the Company on such date.

On January 4, 2017, Mr. McGurk and the Company amended the 2013 McGurk Employment Agreement to extend the term to March 31, 2018.

On June 7, 2018, Mr. McGurk and the Company entered into an amendment (the “2018 Amendment”) to the 2013 McGurk Employment Agreement. Pursuant to the 2018 Amendment, Mr. McGurk will continue to serve as the Chief Executive Officer and Chairman of the Board of the Company through March 31, 2021. The 2018 Amendment also provides that (i) if Mr. McGurk’s employment continues after March 31, 2021 without an extension or renewal of the Employment Agreement, as amended, or entry into another employment agreement, then such employment will be at-will and, for the duration of the at-will employment, Mr. McGurk will be entitled to receive the his base salary and participate in the bonus, stock incentive, and benefit programs in effect at the expiration of the Term (as defined in the 2018 Amendment).

The 2018 Amendment also provides that Mr. McGurk is eligible for (i) under the Company’s MAIP, a target bonus opportunity percentage of 100% of the Base Salary, to be adjusted higher or lower at the sole and absolute discretion of the Compensation Committee consistent with goals established from time to time by the Compensation Committee, (ii) under the Company’s 2017 Equity Incentive Plan, performance share units for up to 640,000 shares of the Company’s Class A Common Stock, subject to the EBITDA targets to be determined in the sole and absolute discretion of the Compensation Committee, with 50% of such shares to vest on March 31 of each of 2019 and 2020, and (iii) under the Company’s 2017 Equity Incentive Plan, 700,000 stock appreciation rights (“SARs”) having an exercise price of $1.47 and a term of ten (10) years, and one-third (1/3) of which will vest on March 31 of each of 2019, 2020 and 2021.

The 2018 Amendment also provides that, in the event of a termination without Cause, Mr. McGurk shall be entitled to payment of (i) the greater of any Base Salary for the remainder of the Term or one year’s Base Salary and (ii) an amount equivalent to the average of the last three (3) bonus payments under the MAIP, if any, under the Employment Agreement. In addition, the Amendment provides that the existing severance terms in connection with a Change in Control apply if all conditions to such payment occur prior to March 31, 2020, and that if such conditions apply occur thereafter, then Mr. McGurk shall be entitled to the payments described in the first sentence of this paragraph instead.

All terms of the 2013 McGurk Employment Agreement that were not affected by the Amendment remain in full force and effect.

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Gary S. Loffredo. On October 13, 2013, the Company entered into an employment agreement with Mr. Loffredo (the “2013 Loffredo Employment Agreement”). Pursuant to the 2013 Loffredo Agreement, Loffredo serves as the Executive Vice President, Business Affairs, General Counsel and Secretary of the Company and President of Digital Cinema Operations. The 2013 Loffredo Employment Agreement superseded Mr. Loffredo’s prior employment agreement with the Company (the “2011 Loffredo Employment Agreement”). The term of the 2013 Loffredo Employment Agreement continued from the 2011 Loffredo Employment Agreement and ended on October 3, 2015, and upon such expiration, Mr. Loffredo became an at-will employee. Pursuant to the 2013 Loffredo Employment Agreement, Mr. Loffredo will receive an annual base salary of $340,000 subject to increase at the discretion of the Compensation Committee. In addition, Mr. Loffredo was eligible for bonuses for each fiscal year, with target bonus for fiscal years 2014 and 2015, and the pro rata portion of fiscal year 2016 covered by the 2013 Loffredo Employment Agreement, of $170,000, which bonuses were to be based on Company performance with goals to be established annually by the Compensation Committee.

Also pursuant to the 2013 Loffredo Employment Agreement, Mr. Loffredo received a grant of non-statutory options to purchase 350,000 shares of Class A Common Stock, which options have an exercise price of $1.54 and a term of ten (10) years, and one-third (1/3) of which vested on October 13 of each of 2014, 2015 and 2016.

The 2013 Loffredo Employment Agreement further provides that Mr. Loffredo is entitled to participate in all benefit plans provided to senior executives of the Company. If the Company terminates Mr. Loffredo’s employment without cause or he resigns with good reason, the 2013 Loffredo Employment Agreement provides that he is entitled to receive his base salary for the longer of the remainder of the term or the (twelve) 12 months following the termination as well as earned salary and bonus(es), reimbursement of expenses incurred and benefits accrued prior to the termination date. If such termination or resignation occurs within two years after a change in control, then in lieu of receiving his base salary as described above, Mr. Loffredo would be entitled to receive a lump sum payment equal to two times the sum of his then base salary and target bonus amount.

In February 2019, Mr. Loffredo was promoted to Chief Operating Officer in addition to his roles as President – Digital Cinema, General Counsel and Secretary, and his annual salary was increased by $75,000, to $425,000.

Erick Opeka. On September 15, 2018, the Company entered into an employment agreement with Mr. Opeka (the “Opeka Employment Agreement”), pursuant to which Mr. Opeka will serve as President Networks of the Company. The term of the Opeka Employment Agreement is from September 15, 2018 through September 15, 2021 and upon such expiration Mr. Opeka will become an at-will employee. As outlined in the Employment Agreement, Mr. Opeka will receive an annual base salary of $325,000 subject to annual reviews and increase for subsequent years in the sole discretion of the Compensation Committee of the board of directors (the "Board) of the company (the "Committee"). Mr. Opeka shall participate in the Company's Management Annual Incentive Plan ("MAIP") or any amended or successor plan thereto.

Jeffrey S. Edell. On June 9, 2014, the Company entered into an employment agreement with Jeffrey Edell (the “Edell 2014 Employment Agreement”), was amended and restated as of November 1, 2015 (the “Edell 2015 Employment Agreement”, and together with the Edell 2014 Employment Agreement, the “Edell Employment Agreement”) pursuant to which Edell served as Chief Financial Officer of the Company. Mr. Edell also served as Principal Accounting Officer. The term of the Edell Employment Agreement commenced on June 9, 2014 and ended on June 8, 2016, and upon such expiration, Mr. Edell became an at-will employee. Pursuant to the Edell 2014 Employment Agreement, Edell received an annual base salary of $285,000, which was increased to $340,000 pursuant to the Edell 2015 Employment Agreement. In addition, pursuant to the Edell Employment Agreement, Edell was eligible for bonuses for each of the fiscal years ending March 31, 2015 and March 31, 2016, with the target bonus for such years of 50% of his salary, which bonuses shall be based on Company performance with goals to be established annually by the Compensation Committee. Pursuant to the Edell 2015 Employment Agreement, Mr. Edell received an inducement bonus of $35,000.

Also pursuant to the Edell 2014 Employment Agreement, Edell received (i) a grant on June 9, 2014 of non-statutory options to purchase 25,000 shares of Common Stock, which options have an exercise price of $26.60 per share, vest in equal annual installments on June 9 of each of 2015, 2016, 2017 and 2018 and have a term of ten (10) years, and (ii) a grant on June 4, 2015 of non-statutory options to purchase 10,000 shares of Common Stock, which options have an exercise price of $9.00 per share, vest in equal annual installments on June 4 of each of 2016, 2017, 2018 and 2019 and have a term of ten (10) years. The Edell Employment Agreement further provides that Edell is entitled to participate in all benefit plans provided to senior executives of the Company. The Employment Agreement provides that he is entitled to receive his base salary for the longer of the remainder of the term or the (twelve) 12 months following the termination as well as earned salary and bonus(es),reimbursement of expenses incurred and benefits accrued prior to the termination date. If such termination or resignation occurs within two years after a change in control, then in lieu of receiving his base salary as described above, Edell would be entitled to receive a lump sum payment equal to two times the sum of his then base salary and target bonus amount. Mr. Edell left the Company effective February 28, 2019.

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William S. Sondheim. On December 4, 2014, Cinedigm Entertainment Corp., a wholly-owned subsidiary of Cinedigm, entered into an employment agreement with William Sondheim (the “Sondheim Employment Agreement”), pursuant to which Mr. Sondheim served as President of Cinedigm Entertainment Corp. and President of Cinedigm Home Entertainment, LLC, a wholly-owned indirect subsidiary of Cinedigm. The term of the Sondheim Employment Agreement was from October 1, 2014 through September 30, 2016, and upon such expiration Mr. Sondheim became an at-will employee. Pursuant to the Sondheim Employment Agreement, Mr. Sondheim received an annual base salary of $412,000 subject to increase at the discretion of the Compensation Committee. In addition, Mr. Sondheim was eligible for bonuses for each fiscal year, with target bonus for fiscal years 2015 and 2016 of $144,200, which bonuses were to be based on Company performance with goals to be established annually by the Compensation Committee.

The Sondheim Employment Agreement further provided that Mr. Sondheim was entitled to participate in all benefit plans provided to senior executives of the Company. If the Company terminated Mr. Sondheim’s employment without cause or he resigned with good reason, the Sondheim Employment Agreement provides that he was entitled to receive his base salary for the longer of the remainder of the term or the (twelve) 12 months following the termination as well as earned salary and bonus(es), reimbursement of expenses incurred and benefits accrued prior to the termination date. If such termination or resignation occurred within two years after a change in control, then in lieu of receiving his base salary as described above, Mr. Sondheim would have been entitled to receive a lump sum payment equal to two times the sum of his then base salary and target bonus amount. Mr. Sondheim left the Company effective March 29, 2019.

Equity Compensation Plans

The following table sets forth certain information, as of March 31, 2019, regarding the shares of Cinedigm’s Class A Common Stock authorized for issuance under Cinedigm’s equity compensation plan.

Plan	Number of shares of common stock issuable upon exercise of outstanding options, warrants or rights (1)	Weighted average of exercise price of outstanding	Number of shares of common stock remaining available for future issuance (1)
Cinedigm Second Amended and Restated 2000 Equity Incentive Plan (“the 2000 Plan”) approved by shareholders	300,315	$14.87	—
Cinedigm 2017 Equity Incentive Plan (the “2017 Plan”)	—	—	1,340,199
Cinedigm compensation plans not approved by shareholders (2)	490,500	—	—

(1)	Shares of Cinedigm Class A Common Stock.
(2)	Reflects stock options which were not granted under the 2000 Plan or the 2017 Plan.

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The 2000 Plan

Our Board originally adopted the 2000 Plan on June 1, 2000 and our shareholders approved the 2000 Plan by written consent in July 2000. Certain terms of the Plan were last amended and approved by our shareholders in September 2016. Under the 2000 Plan, we may grant incentive and non-statutory stock options, stock, restricted stock, restricted stock units (RSUs), stock appreciation rights, performance awards and other equity-based awards to our employees, non-employee directors and consultants. The primary purpose of the 2000 Plan is to enable us to attract, retain and motivate our employees, non-employee directors and consultants. The term of the 2000 Plan expires on June 1, 2020. The 2000 Plan has been replaced by the 2017 Plan, and no new awards will be granted from the 2000 Plan; however, the adoption of the 2017 Plan did not affect awards already granted under the 2000 Plan.

Options granted under the 2000 Plan expire ten years following the date of grant (or such shorter period of time as may be provided in a stock option agreement or five years in the case of incentive stock options granted to stockholders who own greater than 10% of the total combined voting power of the Company) and are subject to restrictions on transfer. Options granted under the Plan generally vest over periods of up to three or four years. The 2000 Plan is administered by the Compensation Committee, and may be amended or terminated by the Board, although no amendment or termination may adversely affect the right of any individual with respect to any outstanding option without the consent of such individual. The 2000 Plan provides for the granting of incentive stock options with exercise prices of not less than 100% of the fair market value of the Company’s Class A Common Stock on the date of grant. Incentive stock options granted to stockholders of more than 10% of the total combined voting power of the Company must have exercise prices of not less than 110% of the fair market value of the Company’s Class A Common Stock on the date of grant. Incentive and non-statutory stock options granted under the 2000 Plan are subject to vesting provisions, and exercise is generally subject to the continuous service of the optionee, except for consultants. The exercise prices and vesting periods (if any) for non-statutory options may be set at the discretion of the Board or the Compensation Committee. Upon a change of control of the Company, all options (incentive and non-statutory) that have not previously vested will vest immediately and become fully exercisable. Options covering no more than 50,000 shares may be granted to one participant during any calendar year unless pursuant to a multi-year award, in which case no more than options covering 50,000 shares per year of the award may be granted, and during which period no additional options may be granted to such participant.

Grants of restricted stock and restricted stock units are subject to vesting requirements, generally vesting over periods up to three years, determined by the Compensation Committee and set forth in notices to the participants. Grants of stock, restricted stock and restricted stock units shall not exceed 40% of the total number of shares available to be issued under the 2000 Plan.

Stock appreciation rights (“SARs”) consist of the right to the monetary equivalent of the increase in value of a specified number of shares over a specified period of time. Upon exercise, SARs may be paid in cash or shares of Class A Common Stock or a combination thereof. Grants of SARs are subject to vesting requirements, similar to those of stock options, determined by the Compensation Committee and set forth in agreements between the Company and the participants. RSUs shall be similar to restricted stock except that no Class A Common Stock is actually awarded to the Participant on the grant date of the RSUs and the Compensation Committee shall have the discretion to pay such RSUs upon vesting in cash or shares of Class A Common Stock or a combination thereof.

Performance awards consist of awards of stock and other equity-based awards that are valued in whole or in part by reference to, or are otherwise based on, the market value of the Class A Common Stock, or other securities of the Company, and may be paid in shares of Class A Common Stock, cash or another form of property as the Compensation Committee may determine. Grants of performance awards shall entitle participants to receive an award if the measures of performance established by the Committee are met. Such measures shall be established by the Compensation Committee but the relevant measurement period for any performance award must be at least 12 months. Grants of performance awards shall not cover the issuance of shares that would exceed 20% of the total number of shares available to be issued under the 2000 Plan, and no more than 500,000 shares pursuant to any performance awards shall be granted to one participant in a calendar year unless pursuant to a multi-year award. The terms of grants of performance awards would be set forth in agreements between the Company and the participants.

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The 2017 Plan

Our Board adopted the 2017 Plan on August 7, 2017 and our stockholders approved the 2017 Plan on August 31, 2017. Under the 2017 Plan, we may grant incentive and non-statutory stock options, stock, restricted stock, restricted stock units (RSUs), stock appreciation rights, performance awards and other equity-based awards to our employees, non-employee directors and consultants. The primary purpose of the 2017 Plan is to enable us to attract, retain and motivate our employees, non-employee directors and consultants.

Options granted under the 2017 Plan expire ten years following the date of grant (or such shorter period of time as may be provided in a stock option agreement, or five years in the case of incentive stock options granted to stockholders who own greater than 10% of the total combined voting power of the Company) and are subject to restrictions on transfer. The 2017 Plan is administered by the Compensation Committee, and may be amended or terminated by the Committee, although no amendment or termination may have a material adverse effect on the rights of any individual with respect to any outstanding option, without the consent of such individual. The exercise prices of stock options granted must be not less than 100% of the fair market value of the Company’s Class A Common Stock on the date of grant. Incentive stock options granted to stockholders of more than 10% of the total combined voting power of the Company must have exercise prices of not less than 110% of the fair market value of the Company’s Class A Common Stock on the date of grant. Incentive and non-statutory stock options granted under the 2017 Plan may be subject to vesting provisions, and exercise is generally subject to the continuous service of the optionee, except for consultants. The exercise prices and vesting periods (if any) for non-statutory options may be set at the discretion of the Board or the Compensation Committee. Upon a change of control of the Company, where the Company’s Common Stock does not continue to be publicly traded, unless replacement awards are issued in connection with the transaction, all options (incentive and non-statutory) that have not previously vested will vest immediately and become fully exercisable. Options covering no more than 400,000 shares (300,000, in the aggregate, to all non-employee directors) may be granted to one participant during any calendar year. Stock appreciation rights (“SARs”) consist of the right to the monetary equivalent of the increase in value of a specified number of shares over a specified period of time. Upon exercise, SARs may be paid, at the discretion of the Compensation Committee, in cash or shares of Class A Common Stock or a combination thereof. Grants of SARs are subject to terms determined by the Compensation Committee and set forth in agreements between the Company and the participants.

Grants of restricted stock and restricted stock units are subject to vesting requirements, generally vesting over periods up to three years, determined by the Compensation Committee and set forth in notices to the participants. Grants of stock, restricted stock and restricted stock units shall not exceed 40% of the total number of shares available to be issued under the Plan.

RSUs shall be similar to restricted stock except that no Class A Common Stock is actually awarded to the Participant on the grant date of the RSUs and the Compensation Committee shall have the discretion to pay such RSUs upon vesting in cash or shares of Class A common stock or a combination thereof.

Performance awards consist of awards of stock and other equity-based awards that are valued in whole or in part by reference to, or are otherwise based on, the market value of the Class A Common Stock, or other securities of the Company, and may be paid in shares of Class A Common Stock, cash or another form of property as the Compensation Committee may determine. Grants of performance awards shall entitle participants to receive an award if the measures of performance established by the Committee are met. Such measures shall be established by the Compensation Committee but the relevant measurement period for any performance award must be at least 12 months. Grants of performance awards shall not cover the issuance of shares that would exceed 20% of the total number of shares available to be issued under the Plan, and no more than 500,000 shares pursuant to any performance awards shall be granted to one participant in a calendar year unless pursuant to a multi-year award. The terms of grants of performance awards would be set forth in agreements between the Company and the participants.

Our Class A common stock is listed for trading on the Nasdaq under the symbol “CIDM”.

The following table sets forth certain information concerning outstanding equity awards of the Company’s Named Executives at the end of the Last Fiscal Year. All outstanding stock awards reported in this table represent restricted stock that vests in equal annual installments over three years. At the end of the Last Fiscal Year, there were no unearned equity awards under performance-based plans.

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OUTSTANDING EQUITY AWARDS AT MARCH 31, 2019

OPTION AWARDS (1)							STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Christopher J. McGurk	150,000	(2)	—		15.00	12/23/2020	—	—
	250,000	(2)	—		30.00	12/23/2020	—	—
	50,000	(2)	—		50.00	12/23/2020	—	—
	150,000	(3)	—		14.00	8/22/2023	—	—
	233,000	(4)	466,667	(4)	1.47	6/7/2028	—	—

Gary S. Loffredo	4,000	(5)	—		13.70	8/11/2019	—	—
	9,000	(6)	—		13.70	10/21/2019	—	—
	6,479	(7)	—		14.00	6/11/2020	—	—
	22,500	(8)	—		14.90	8/16/2021	—	—
	7,500	(9)	—		30.00	8/16/2021	—	—
	35,000	(10)	—		15.40	10/13/2023	—	—
	—		407,601	(11)	1.47	12/10/2028	—	—

Erick Opeka	4,000	(12)			15.10	4/20/2022	—	—
	8,000	(13)			18.10	9/2/2024	—	—
	118,333	(4)	236,667	(4)	1.16	9/28/2028	—	—

Jeffrey S. Edell	25,000		—		26.60	6/9/2024	—	—
	10,000		—		8.75	6/4/2025	—	—
	—		407,610	(11)	1.47	12/10/2028	—	—

William S. Sondheim	25,000	(16)	—		17.50	10/21/2023	—	—
	—		407,601	(11)	1.47	12/10/2028	—	—

(1)	Reflects stock options granted under the Company’s 2000 Plan, except certain options granted to Mr. McGurk and Mr. Sondheim.
(2)	Reflects stock options not granted under the 2000 Plan. Of such options, 1/3 in each tranche vested on December 23 of each of 2011, 2012 and 2013.
(3)	Of such total options, 1/3 vested on March 31 of each 2015, 2016 and 2017.
(4)	Consists of stock appreciation rights which vest as to 1/3 on March 31 of each of 2019, 2020 and 2021.
(5)	Such options vested on August 11, 2009.
(6)	Such options vested on October 21, 2012
(7)	Of such total options, 1/3 vest on June 11 of each 2011, 2012 and 2013.
(8)	Such options vested on August 17, 2012.
(9)	Of such total options, 1/4 vested on August 17 of each 2012, 2013, 2014 and 2015.
(10)	Of such total options, 1/3 vested on October 13 of each 2014, 2015 and 2016.
(11)	Consists of stock appreciation rights which vest as to 1/3 on December 10 of each of 2019, 2020 and 2021.

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(12)	1,000 of such options vested on April 20 of each of 2013, 2014, 2015 and 2016.
(13)	2,000 of such options vested on September 2 of each of 2015, 2016, 2017 and 2018.
(14)	Of such total options, 1/4 vested on June 9 of each 2015, 2016, 2017 and 2018; however, all unvested awards vested on November 1, 2017.
(15)	Of such total options, 1/4 vest on June 4 of each 2016, 2017, 2018 and 2019; however, all unvested awards vested on November 1, 2017.
(16)	Reflects stock options not granted under the 2000 Plan. Of such total options, 1/4 vested on October 21 of each of 2014, 2015, 2016 and 2017.

Directors

The following table sets forth certain information concerning compensation earned by the Company’s Directors for services rendered as a director during the Last Fiscal Year.

Name	Cash Fees Earned ($)	Stock Awards ($)	Total ($)
Peter C. Brown	$50,000	$50,000	$100,000
Patrick W. O’Brien	62,000	62,000	124,000
Zvi M. Rhine	50,000	50,000	100,000
Peng Jin	50,000	50,000	100,000
Peixin Xu	50,000	50,000	100,000

Each director who is not an employee of the Company is compensated for services as a director by receiving an annual cash retainer for Board service of $50,000, payable quarterly in arrears, and an annual stock grant of restricted shares of Class A common stock equal in value to $50,000 as of the last day of the fiscal quarter during which the Company’s annual meeting occurs, which restricted shares shall vest on a quarterly basis during the year of service. In addition to the cash and stock retainers paid to all non-employee Directors for Board service, the Lead Independent Director receives a fixed amount to be determined by the Nominating and Governance Committee. The directors may elect to receive any annual cash retainer in shares of vested Class A common stock, in lieu of cash, based on the stock price as of the date of the cash payment. The Company requires that Directors agree to retain 100% of their net after tax shares received for board service until separation from the Company. In addition, the Directors are reimbursed by the Company for expenses of traveling on Company business, which to date has consisted of attending Board and Committee meetings.

The Company has adopted Stock Ownership Guidelines for its non-employee directors as discussed under “Matters Relating to Our Governance – Stock Ownership Guidelines.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of its Class A common stock to file reports of ownership and changes in ownership with the Commission and to furnish the Company with copies of all such reports they file. Based on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that none of its directors, executive officers or persons who beneficially own more than 10% of the Company’s Class A common stock failed to comply with Section 16(a) reporting requirements in the Company’s Last Fiscal Year, except for Mr. Xu and Mr. Jin, each of whom had one late Form 4 filing reporting one transaction.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Form 10-K, including a discussion of the acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with the standards of the Public Company Accounting Oversight Board, the matters required to be discussed by Statements on Auditing Standards (SAS 61), as may be modified or supplemented, and their judgments as to the acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board.

In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and the Company, including receiving the written disclosures and letter from the independent registered public accounting firm as required by the Independence Standards Board Standard No. 1, as may be modified or supplemented, and has considered the compatibility of any non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Form 10-K for the year ended March 31, 2019 for filing with the SEC.

Respectfully submitted,

The Audit Committee of the Board of Directors

Zvi M. Rhine, Chairman

Peter C. Brown

Patrick W. O'Brien

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE “SOLICITING MATERIAL” OR BE DEEMED “FILED” WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EisnerAmper LLP served as the independent registered public accounting firm to audit the Company’s consolidated financial statements since the fiscal year ended March 31, 2005 and the Board has appointed EisnerAmper LLP to do so again for the fiscal year ending March 31, 2020.

The Company’s Audit Committee has adopted policies and procedures for pre-approving all non-audit work performed by EisnerAmper LLP for the fiscal years ended March 31, 2019 and 2018. In determining whether to approve a particular audit or permitted non-audit service, the Audit Committee will consider, among other things, whether the service is consistent with maintaining the independence of the independent registered public accounting firm. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service to our Company and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality. Specifically, the Audit Committee has pre-approved the use of EisnerAmper LLP for detailed, specific types of services within the following categories of non-audit services: acquisition due diligence and audit services; tax services; and reviews and procedures that the Company requests EisnerAmper LLP to undertake on matters not required by laws or regulations. In each case, the Audit Committee has required management to obtain specific pre-approval from the Audit Committee for any engagements.

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The aggregate fees billed for professional services by EisnerAmper LLP for these various services were:

	For the fiscal years ended March 31,
Type of Fees	2019	2018
(1) Audit Fees	$368,000	$378,600
(2) Audit-Related Fees	—	—
(3) Tax Fees	—	—
(4) All Other Fees		$11,000
	$368,000	$389,000

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees the Company paid EisnerAmper LLP for professional services for the audit of the Company’s consolidated financial statements for the fiscal years ended March 31, 2019 and 2018 included in Form 10-K and review of consolidated financial statements incorporated by reference into Form S-3 and Form S-8 and included in Form 10-Qs and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories. All of the services set forth in sections (1) through (4) above were approved by the Audit Committee in accordance with the Audit Committee Charter.

For the fiscal years ended March 31, 2019 and 2018, the Company retained a firm other than EisnerAmper LLP for tax compliance, tax advice and tax planning.

36

APPENDIX A

AMENDMENT NO. 1

TO

CINEDIGM CORP. 2017 EQUITY INCENTIVE PLAN

AMENDMENT NO. 1, dated as of ____________, 20__ (this "Amendment"), to the 2017 Equity Incentive Plan (as amended, the "Plan") of Cinedigm Corp., a Delaware corporation (the "Corporation").

WHEREAS, the Corporation maintains the Plan, effective as of August 31, 2017; and

WHEREAS, the Board of Directors of the Corporation deems it to be in the best interest of the Corporation and its stockholders to amend the Plan in order to increase the maximum number of shares of the Corporation's Class A Common Stock, par value $.001 per share, which may be issued and sold under the Plan from 2,108,270 shares to 4,108,270 shares.

NOW, THEREFORE, BE IT RESOLVED the Plan is hereby amended as follows:

1. The first sentence of Section 4.1(a) shall be revised and amended to read as follows:

"The maximum number of Shares available for issuance to Participants under this Plan, inclusive of Shares issued and Shares underlying outstanding awards granted on or after the Effective Date, is 4,108,270 Shares, which includes 128,270 unused Shares carried over from the Existing Incentive Plan."

2. This Amendment shall be effective as of the date first set forth above.

3. In all respects not amended, the Plan is hereby ratified and confirmed and remains in full force and effect.

CINEDIGM CORP.

By:
Name:
Title:

A-1

If you would like to reduce the costs incurred by our company in mailing proxy and annual reports electronically via e-mail or the Internet. To sign up for Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. when you call and then follow the instructions. 1234567 Mark, sign and date your proxy card and return it in the postage-paid envelope we have 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Christopher J. McGurk 06 Peixin Xu 02 Peter C. Brown 03 Peng Jin 04 Patrick W. O'Brien 05 Zvi M. Rhine The Board of Directors recommends you vote FOR the following proposal: 2. To approve, by non-binding advisory vote, executive compensation. The Board of Directors recommends you vote 1 YEAR on the following proposal: 3. To determine the frequency of future stockholder advisory votes on executive compensation. The Board of Directors recommends you vote FOR proposals 4 and 5. For 0 2 years 0 Against 0 3 years 0 Abstain 0 Abstain 0 For 0 Against 0 Abstain 0 4. To approve an amendment to the Company's 2017 Equity Incentive Plan to increase the total number of shares of Class A Common Stock available for issuance thereunder. 1 year 0 0 0 0 5. To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2020. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Yes 0 No 0 Please indicate if you plan to attend this meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000430543_1 R1.0.1.18 SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. Pacific Time the day before the cut-off or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS materials, you can consent to receiving all future proxy statements, proxy cards electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Pacific Time the day before the cut-off or meeting date. Have your proxy card in hand John Sample 234567 VOTE BY MAIL 1234567 provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL # SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 CINEDIGM CORP. ATTN: GARY LOFFREDO 45 W. 36TH STREET, 7TH FLOOR NEW YORK, NY 10018 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com CINEDIGM CORP. Annual Meeting of Stockholders December 4, 2019 2:00 PM This proxy is solicited by the Board of Directors The undersigned hereby appoints Christopher J. McGurk and Gary S. Loffredo, or either of them, with full power of substitution, as proxies to vote at the Annual Meeting of Stockholders of CINEDIGM CORP. (the "Company") to be held on December 4, 2019 at 2:00 p.m. Pacific Time and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and, in their discretion, upon such other matters as may come before the meeting. IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED FOR EACH OF PROPOSALS 1, 2, 4 AND 5 AND FOR ONE YEAR IN PROPOSAL 3. In addition, the shares will be voted as the Board of Directors of the Company may recommend with respect to any other business as may properly come before the meeting or any adjournment thereof. Continued and to be signed on reverse side 0000430543_2 R1.0.1.18